Exhibit 4.31
Savings and Profit Sharing Plan
For Employees of
First Interstate BancSystem, Inc.
2006 Restatement

Article I. The Plan

1.1	Plan History and Effective Dates	1
1.2	Purposes of the Plan	1

Article II. Definitions

2.1	Definitions	1
2.2	Gender and Number	11

Article III. Participation

3.1	Date of Participation	11
3.2	Eligibility Service	11
3.3	Duration of Participation	12
3.4	Reemployment	12
3.5	Leased Employees	12
3.6	Transferred Employees	13

Article IV. Contributions

4.1	Employer Profit Sharing Contributions	13
4.2	Allocation of Employer Profit Sharing Contributions	13
4.3	Before-Tax and Matching Contributions	14
4.4	After-Tax Contributions	15
4.5	Contingency of Contributions on Profits	16
4.6	Application of Forfeitures	16
4.7	Limitation of Elective Deferrals	16
4.8	Actual Deferral Percentage Test	17
4.9	Adjustment to Actual Deferral Percentage Test	20
4.10	Actual Contribution Percentage Test	22

i

4.11	Adjustment to Actual Contribution Percentage Test	24
4.12	Limitations on Annual Account Additions	26
4.13	Rollover Contributions	28

Article V. Vesting in Accounts

5.1	After-Tax, Before-Tax and Rollover Contributions Accounts	29
5.2	Employer Profit Sharing and Matching Contributions Accounts	29
5.3	Vesting Service	30
5.4	Forfeiture of Nonvested Amounts	31

Article VI. Distributions and Withdrawals

6.1	Distribution upon Retirement, Death, or Disability	32
6.2	Distribution upon Termination of Employment for Reasons other than Retirement, Death, or Disability	33
6.3	Consent to Early Distributions	34
6.4	Time of Distribution	35
6.5	Required Minimum Distributions	35
6.6	Withdrawals	41
6.7	Loans	44
6.8	Financial Hardship	46
6.9	Eligible Rollover Distribution	47

Article VII. Investment Elections

7.1	Investment of Accounts	49
7.2	Model Portfolios	49
7.3	Investment Elections	49
7.4	Transfer of Assets	50
7.5	Consequence of Investment Elections	50
7.6	Distributions and Withdrawals	50

Article VIII. Company Stock

8.1	An Investment Fund	50
8.2	Purchase of Shares	50
8.3	Valuing Stock	51
8.4	Crediting of Stock to Account	51
8.5	Dividends	51

8.6	Transfers from Company Stock Investment Fund	51
8.7	Distributions and Stock	51
8.8	Withdrawals of Company Stock	52
8.9	Loans and Stock	52
8.10	Voting of Stock	52
8.11	Tender Offers	52

Article IX. Accounts and Records of the Plan

9.1	Accounts and Records	53
9.2	Trust Fund	53
9.3	Valuation and Allocation of Expenses	53
9.4	Allocation of Earnings and Losses	53

Article X. Financing

10.1	Financing	53
10.2	Contributions	54
10.3	Nonreversion	54
10.4	Rights in the Trust Fund	54

Article XI. Committee and Administration

11.1	Committee	54
11.2	Organization	54
11.3	Manner of Action	54
11.4	Self-Interest	55
11.5	Compensation and Expenses	55
11.6	Powers	55
11.7	Information	55
11.8	Claim Procedure	56
11.9	Notice of Address	59
11.10	Application for Benefits and Data	59
11.11	Indemnity for Liability	60
11.12	Effect of a Mistake	60
11.13	Missing Persons	60
11.14	Appointment of Investment Manager	60
11.15	Allocation of Fiduciary Responsibility	60
11.16	Agency	61

Article XII. Amendment and Termination

12.1	Amendment and Termination	61
12.2	Limitations on Amendments	62
12.3	Effect of Bankruptcy and Other Contingencies Affecting the Employer	62
12.4	Limitation on Employer Liability	62
12.5	Amendment of Vesting Schedule	62

Article XIII. Miscellaneous

13.1	Beneficiary Designation	63
13.2	Incompetency	64
13.3	Nonalienation	65
13.4	Employment Rights	65
13.5	Applicable Law	65
13.6	Participation in the Plan by an Affiliate	65
13.7	Merger, Consolidation, or Transfer	65
13.8	Veterans’ Reemployment Rights	66

Article XIV. Top-Heavy Provisions

14.1	Application of Top-Heavy Provisions	66
14.2	Definitions	66
14.3	Minimum Contribution	68
14.4	Active Participant	68

Article I. The Plan
     1.1 Plan History and Effective Dates. First Interstate BancSystem, Inc., formerly known as First Interstate BancSystem of Montana, Inc., formerly known as Security Banks of Montana (the “Company”) heretofore established and maintained a savings plan, known as the “Savings Plan for Employees of First Interstate BancSystem of Montana, Inc.” (the “Savings Plan”), for the benefit of its eligible Employees, effective as of July 1, 1983. Said Savings Plan was thereafter further amended and restated, effective as of January 1, 1987.
     Additionally, the Company heretofore established and maintained a profit sharing plan, known as the “Profit Sharing Plan for Employees of First Interstate BancSystem of Montana, Inc.” (the “Profit Sharing Plan”), for the benefit of its eligible Employees, effective as of January 1, 1983. Said Profit Sharing Plan was thereafter further amended and restated, effective as of January 1, 1987.
     Effective as of January 1, 1991, the Profit Sharing Plan was merged into the Savings Plan and the resulting plan was renamed the “Savings and Profit Sharing Plan for Employees of First Interstate BancSystem of Montana, Inc.” (the “Plan”).
     Said Plan, as subsequently amended and renamed, has most recently been restated pursuant to the “Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc. – 2002 Restatement,” effective as of January 1, 2002 and other dates specified therein, and was thereafter amended pursuant to a “First Amendment to Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc. – 2002 Restatement,” and a “Second Amendment to Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc. – 2002 Restatement.” The Plan is hereby further amended and restated as set forth herein effective as of January 1, 2006.
     1.2 Purposes of the Plan. The purposes of the Plan are to enable Participants to share in the profitable operations of the Company and to provide a convenient way for Participants to save on a regular and long-term basis for retirement.
Article II. Definitions
     2.1 Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized.
(a)	“Account” means the separate account maintained for each Member which represents his total proportionate interest in the Trust Fund as of any Valuation Date and which consists of the sum of the following subaccounts:
(1)	“After-Tax Contributions Account” means that portion of such Member’s Account which evidences the value of the After-Tax Contributions made by the Member prior to January 1, 1989, including the net worth of the Trust Fund attributable thereto.

(2)	“Before-Tax Contributions Account” means that portion of such Member’s Account which evidences the value of the Before-Tax Contributions made on his behalf by an Employer, including the net worth of the Trust Fund attributable thereto.

(3)	“Employer Profit Sharing Contributions Account” means that portion of such Member’s Account which evidences the value of the Employer Profit Sharing Contributions made on his behalf by an Employer, including the net worth of the Trust Fund attributable thereto.

(4)	“Matching Contributions Account” means that portion of such Member’s Account which evidences the value of the Matching Contributions made on his behalf by an Employer, including the net worth of the Trust Fund attributable thereto.

(5)	“Rollover Contributions Account” means that portion of such Member’s Account which evidences the value of a Member’s Rollover Contributions made by the Member pursuant to section 4.13, including the net worth of the Trust Fund attributable thereto.
(b)	“Affiliate” means—
(1)	any corporation other than the Company, i.e., either a subsidiary corporation or an affiliated or associated corporation of the Company, which together with the Company is a member of a “controlled group” of corporations (as defined in section 414(b) of the Code);

(2)	any organization which together with the Company is under “common control” (as defined in section 414(c) of the Code);

(3)	any organization which together with the Company is an “affiliated service group” (as defined in section 414(m) of the Code); or

(4)	any other entity required to be aggregated with the Company pursuant to Regulations under section 414(o) of the Code.

(c)	“After-Tax Contributions” means the voluntary contributions made by a Member prior to January 1, 1989 as described in section 4.4.

(d)	“Before-Tax Contributions” means the contributions made by an Employer on behalf of a Participant pursuant to his election to reduce his Compensation as described in section 4.3(a).

(e)	“Beneficiary” means the person or persons designated by a Member pursuant to section 13.1.

(f)	“Board” means the Board of Directors of the Company.

(g)	“Break in Service” means the cessation of crediting Hours of Service when the Employee—
(1)	resigns;

(2)	is discharged;

(3)	fails to report to work within the period required under the law pertaining to veterans’ reemployment rights after the Employee is released from military duty with the armed forces of the United States, in which case the Employee’s Break in Service shall be deemed to have occurred on the first day of the Employee’s authorized leave of absence for such military duty;

(4)	is on an authorized leave of absence and fails to return to employment, in which case the Employee’s Break in Service shall be deemed to have occurred on the first day of the Employee’s authorized leave of absence; or

(5)	retires or dies.
(h)	“Code” means the Internal Revenue Code of 1986, as amended.

(i)	“Committee” means the committee described in section 11.1.

(j)	“Company” means First Interstate BancSystem, Inc. (formerly known as “First Interstate BancSystem of Montana, Inc.” and previously “Security Banks of Montana”), or any successor.

(k)	“Compensation” means a Participant’s pay, determined as follows:

(1)	Plan Compensation. For all purposes of the Plan, except as otherwise specified, Compensation means the base pay, excluding bonuses, overtime, and incentive pay, actually received by a Participant from an Employer during any Plan Year, and including commission paid to mortgage and real estate personnel and brokers’ commissions received after June 30, 1999, all determined prior to any election to reduce his Compensation under Code section 401(k) as described in section 4.3(a) and determined prior to any salary reductions under Code section 125 related to the First Interstate BancSystem of Montana, Inc. Flexible Compensation Program, provided however that an Employee’s Compensation for any period under this paragraph (1) shall be limited in accordance with the Annual Compensation Limit provided in paragraph (4) hereof. For purposes of sections 4.2 and 4.3, only Compensation an individual receives while a Participant shall be taken into account.

(2)	Section 414(s) Compensation. Section 414(s) Compensation means an Employee’s compensation, as defined in section 415(c)(3) of the Code and the applicable Regulations plus, in Plan Years ending before January 1, 1998 (i.e., before the following amounts are included in the definition of “Section 415 Compensation”), elective contributions that are made by the Employer on behalf of the Employee which are excludable from the Employee’s income under Code section 125 or section 402(h).

For purposes of sections 4.8, 4.9, 4.10 and 4.11, the Company may elect to use the definition of Section 415 Compensation under paragraph (3) below or any alternative definition permitted under Regulations in lieu of this definition.

An Employee’s Section 414(s) Compensation for any period shall be limited in accordance with the Annual Compensation Limit provided in paragraph (4) hereof.

(3)	Section 415 Compensation. For purposes of applying the limits of section 415 of the Code, as described in section 4.12, Compensation means an Employee’s compensation as defined in section 415(c)(3) of the Code and the applicable Regulations thereunder including, in Plan Years ending after December 31, 1997, elective contributions that are made by the Employer on behalf of the Employee which are excludable from the Employee’s income under Code section 125 or section 402(h). For Plan Years beginning on and after January 1, 2001, Section 415 Compensation paid or made available during such years shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

(4)	Annual Compensation Limit. For Plan Years beginning on or after January 1, 1994 and prior to January 1, 2002, the Annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA ‘93 annual compensation limit. The OBRA ‘93 Annual Compensation limit is $150,000, as adjusted by the Secretary of the Treasury for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The Annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual Compensation means Compensation, as defined in paragraphs (1) and (2) hereof, during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the plan (the “Determination Period”). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Determination Period that begins with or within such calendar year.
(l)	“Disability” means a physical or mental injury or disease which causes an Employee to be permanently incapable of rendering satisfactory service to an Employer, as determined by the Plan Administrator under rules consistently and uniformly applied to all Employees.

(m)	“Distribution Date” means a date as of which a Member’s Account may be distributed, or commence to be distributed, to him. The business day coinciding with or next following the fifteenth day of each calendar month shall be a distribution date.

(n)	“Effective Date” means July 1, 1983, as to the Company, and also means the date, if other than July 1, 1983, as of which the Plan is made effective as to any other Employer.

(o)	“Eligibility Service” means the Service described in section 3.2.

(p)	“Employee” means any person who is employed by the Company or another Employer which has adopted the Plan.

(q)	“Employer” means the Company and any Affiliate which adopts the Plan pursuant to section 13.6.

(r)	“Employer Profit Sharing Contributions” means the contributions made by an Employer on behalf of a Participant as described in section 4.1.

(s)	“Employment Commencement Date” means the first day on which an Employee first performs an Hour of Service for the Company or an Affiliate, or, if applicable, the first day following a Break in Service or a Severance from Service, on which an Employee performs an Hour of Service for the Company or an Affiliate.

(t)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(u)	“Excess Before-Tax Contributions” means, with respect to a Plan Year, the excess of Before-Tax Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under section 4.8. Excess Before-Tax Contributions shall be treated as Annual Additions pursuant to section 4.12.

(v)	“Excess Elective Deferrals” has the meaning set forth in Section 4.7.

(w)	“Excess Matching Contributions” means, with respect to a Plan Year, the excess of Matching Contributions made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under section 4.10. Excess Matching Contributions shall be treated as Annual Additions pursuant to section 4.12.

(x)	“Forfeitures” means those portions of Accounts which are forfeited as described in sections 5.4 and 11.13.

(y)	“Highly Compensated Employee” means, an Employee who performed services for the Employer during the Determination Year and is in one or more of the following groups:
(1)	was a Five Percent Owner of the Employer at any time during the Determination Year or Look-Back Year. “Five Percent Owner” means any person who owns (or is considered as owning within the meaning of Code section 318) more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Code sections 414(b), (c), (m) and (o) shall be treated as separate Employers; or

(2)	received Section 415 Compensation during the Look-Back Year from the Employer in excess of $80,000;
The “Determination Year” shall be the Plan Year for which testing is being performed, and the “Look-Back Year” shall be the immediately preceding twelve-month period.
For purposes of this section, the determination of Section 415 Compensation shall be based only on Section 415 Compensation which is actually paid, and for Plan Years beginning before January 1, 1998 shall be made without regard to Code sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, without regard to Code section 403(b). Additionally, the dollar threshold amount specified in subsection (2) shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limit which shall be applied is that for the calendar year in which the Look-Back Year begins.
In determining who is a Highly Compensated Employee, all Affiliates shall be taken into account as a single Employer and leased employees within the meaning of Code sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such leased employees are covered by a plan described in Code section 414(n)(5) and are not covered in any qualified plan maintained by the Employer.
A Highly Compensated Employee shall include a former employee who separated from service prior to the Plan Year and who was an active Highly Compensated Employee for either (i) the year the employee separated from service, or (ii) any Plan Year ending on or after the employee’s fifty-fifth birthday.
(z)	“Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the Plan.

(aa)	“Hour of Service” means—
(1)	Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliate for—
(A)	the performance of duties; or

(B)	the nonperformance of duties, including, but not limited to, vacation, holidays, sickness, disability, layoff, and similar paid periods of nonworking time; provided, however, no such Hours of Service shall be credited if a payment is made or due under a plan maintained solely to comply with applicable worker’s compensation, unemployment compensation, or disability insurance laws, or if a payment solely reimburses an Employee for medically related expenses incurred by such Employee;
(2)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate, with no duplication of credit for hours.
The Plan Administrator shall determine Hours of Service in accordance with reasonable standards and policies adopted by it and shall credit Hours of Service in accordance with Department of Labor regulation section 2530.200b-2.
(bb)	“Income” means, for purposes of determining the amount of any corrective distribution under Section 4.7, 4.9 or 4.11, the sum of the gain or loss for the taxable year of the individual which is allocable to Excess Elective Deferrals, Excess Before-Tax Contributions and Excess Matching Contributions as applicable, and not including the allocable gain or loss for the period between the end of the taxable year and the date of distribution.

(cc)	“Investment Fund” means any investment fund established by the Plan Administrator as an investment medium for the Trust Fund, including, effective January 1, 1995 or as soon as practicable thereafter, the stock fund described in Article VIII. The Plan Administrator shall have the discretion to establish and terminate such funds as it shall deem appropriate; and also to determine such restrictions on the investment of the Account (or any portion thereof) in any investment fund as it shall deem appropriate, provided that any such restriction shall be applied in a uniform and nondiscriminatory manner.

(dd)	“Matching Contributions” means the contributions made by an Employer on behalf of a Participant, conditioned on the making of Before-Tax Contributions, as described in section 4.3(b).

(ee)	“Member” means a Participant, or a former Participant who still has a balance in his Account.

(ff)	“Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Employee.

(gg)	“One-Year Break in Service” means a Plan Year during which an Employee who has had a Break in Service does not have more than 500 Hours of Service. Solely for purposes of determining whether an Employee has incurred a One-Year Break in Service, an Employee who is absent from work for reasons of maternity or paternity leave shall be credited with the number of Hours of Service (not in excess of 501) equal to—
(1)	the number of Hours of Service which otherwise would normally have been credited to such Employee for such absence, or

(2)	in any case in which the number of Hours of Service described in paragraph (1) cannot be determined, eight Hours of Service per each day of such absence.
An absence for maternity or paternity reasons means an absence by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period immediately following such birth or placement. Effective as of August 5, 1993, the foregoing definition shall also apply to an absence from employment, not to exceed 12 weeks, for which an Employee is entitled to leave under section 102(a) of the Family and Medical Leave Act of 1993 for maternity or paternity reasons stated above or—
(A)	for purposes of caring for a spouse, child, or parent (but not parent-in-law) who has a serious health condition, or

(B)	because of the Employee’s own serious health condition.
The Hours of Service described in this section shall be credited only in the employment year (or Plan Year, if applicable) in which the absence from work begins if the Employee would be prevented from incurring a One-Year Break in Service in such year solely because of this section or, in any other case, in the immediately following employment year (or Plan Year, if applicable).
(hh)	“Participant” means any Employee who meets the eligibility requirements to become a Participant as set forth in section 3.1.

(ii)	“Plan” means the Savings and Profit Sharing Plan for Employees of First Interstate BancSystem, Inc. as set forth herein and as amended from time to time.

(jj)	“Plan Administrator” means the entity which has been designated as the “plan administrator” as provided in Article XI.

(kk)	“Plan Year” means the calendar year beginning each January 1.

(ll)	“Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

(mm)	“Retirement Age” means the date a Participant attains his fifty-fifth birthday.

(nn)	“Rollover Contribution” means those contributions made by an Employee as described in section 4.13.

(oo)	“Section 414(s) Compensation” means Compensation as defined in section 2.1(k)(2).

(pp)	“Section 415 Compensation” means Compensation as defined in section 2.1(k)(3).

(qq)	“Service” means employment with an Employer, an Affiliate, or a predecessor thereof.

(rr)	“Trust Agreement” means any agreement establishing a trust, which forms part of the Plan, to receive, hold, invest, and dispose of the Trust Fund.

(ss)	“Trustee” means the corporation, or individual or individuals, or combination thereof, acting as trustee under the Trust Agreement at any time of reference.

(tt)	“Trust Fund” means the assets of every kind and description held under the Trust Agreement.

(uu)	“Valuation Date” means the last business day of each calendar quarter, and such other date or dates as the Plan Administrator shall declare as a Valuation Date for the Plan or for any Account,

category of Accounts, Investment Fund, or shares of Company stock. With respect to each Investment Fund other than the Company stock Investment Fund, each business day during the Plan Year shall be a Valuation Date.

(vv)	“Vesting Service” means Service credited for vesting purposes in accordance with section 5.3.
     2.2 Gender and Number. The masculine pronoun whenever used shall include the feminine and neuter pronoun, and the singular shall include the plural where the context requires it.
Article III. Participation
     3.1 Date of Participation. Each Employee who was a Participant on December 31, 2001 shall continue to be a Participant in this Plan. Each other Employee shall become a Participant on the first day of the month next following the date the Employee is classified as a regular status (non-temporary) Employee and has begun working a regular schedule of at least 20 hours per week for an Employer, or if sooner, the first January 1 or July 1 next following the completion of one year of Eligibility Service.
     An Employee shall be eligible to make a Rollover Contribution before becoming a Participant; provided, however, he shall be deemed a Participant to the extent of the Employee’s Rollover Contribution only and not for any other purposes until the Employee otherwise is eligible to be and becomes a Participant for all purposes hereunder.
     3.2 Eligibility Service. An Employee shall receive credit for one year of Eligibility Service upon the first to occur of (a) or (b) below:
(a)	the completion of his initial 12-month period of employment with the Company and/or one or more Affiliates, provided he has completed at least 1,000 Hours of Service during such 12-month period; or

(b)	the completion of any Plan Year beginning after his Employment Commencement Date during which he has completed at least 1,000 Hours of Service for the Company and/or one or more Affiliates.
     In the case of Employees who were employed by First Citizens Bank of Bozeman, Montana on January 1, 1995, Eligibility Service shall include Hours of Service performed for First Citizens Bank of Bozeman, Montana prior to the time it became an Affiliate. In the case of Employees who were employed by First National Park Bank, N.A. on July 1, 1995, Eligibility Service shall include Hours of Service performed for First National Park Bank, N.A. prior to the time it became an Affiliate. In the case of Employees who were employed in either the Helena, Montana or Belgrade, Montana branch of the First

National Bank of Montana on the date on which substantially all the operating assets of such branch were acquired by Company or an Affiliate, Eligibility Service shall include Hours of Service performed for First National Bank of Montana prior to such date.
     For purposes of determining the Eligibility Service of an individual who is an employee of First Interstate Bank of Wyoming, N.A., First Interstate Bank of Montana, N.A., Mountain Bank, Security State Bank Shares, Security State Bank and Trust Company, Equality State Bank, Equality Bankshares and Subsidiaries,or United States National Bank of Red Lodge on the date such organization first becomes an Affiliate, service previously completed by the individual as an employee of such organization (including service for any affiliated or predecessor entity taken into account for eligibility purposes in a qualified pension or profit sharing plan maintained by such organization) shall be taken into account to the same extent as service completed for an Employer.
     In the case of an individuals who was an employee of Iowa State Bank and Trust immediately prior to becoming an Employee on January 1, 2006, service previously completed by the individual as an employee of Iowa State Bank and Trust shall be taken into account as of January 1, 2006 to the same extent as service completed for an Employer, both for purposes of crediting years of Eligibility Service and for purposes of determining whether the individual has begun working a regular schedule of at least 20 hours per week for an Employer.
     3.3 Duration of Participation. Participant shall continue to be a Participant until he terminates his employment with all Employers; thereafter, he shall be a Member for as long as he has an Account.
     3.4 Reemployment. A former Participant shall again become a Participant immediately upon resuming employment with an Employer. A former Employee who had a termination of employment and was not a Participant at such termination of employment shall, upon resuming employment as an Employee, receive credit for the Hours of Service he had prior to such termination of employment for purposes of determining his eligibility to become a Participant, and such a former Employee who had completed one year of Eligibility Service prior to his termination of employment but had not yet become a Participant in the Plan by reason of his termination before the next occurring January 1, April 1, July 1, or October 1 shall, upon resuming employment as an Employee after such date, immediately participate in the Plan.
     3.5 Leased Employees. A person who is not an Employee of an Employer or nonparticipating Affiliate and who performs services for an Employer or a nonparticipating Affiliate, hereinafter referred to as the “Recipient,” shall be considered a “leased employee” if:
(a)	such services are provided pursuant to an agreement between the Recipient and any other person, corporation or other entity;

(b)	such person has performed such services for the Recipient and/or one or more “related persons” within the meaning of Code section

144(a)(3) on a substantially full-time basis for a period of at least one year; and

(c)	such services are performed under primary direction or control by the Recipient.
     A person who is considered a “leased employee” of the Employer or nonparticipating Affiliate shall not be considered an Employee for purposes of the Plan. However, if such a person participates in the Plan as a result of subsequent employment with the Company or participating Affiliate, he shall receive Eligibility Service and Vesting Service for his period of employment as a leased employee.
     3.6 Transferred Employees. An Employee who is transferred from an Affiliate into employment where he becomes a Participant hereunder shall be credited with Eligibility Service and Vesting Service for all of his employment with the Company and the Affiliate, before and after such transfer. Such Service shall be credited in accordance with this Article III and Article V.
Article IV. Contributions
     4.1 Employer Profit Sharing Contributions. For the Plan Year, the Employer shall make an Employer Profit Sharing Contribution to the Plan in such amount (which may be zero) as the Board shall determine by resolution, either specifying a fixed amount or specifying a definite basis or formula by which a fixed amount can be determined, and Participants shall be notified of said fixed amount or basis or formula by any form of communication the Employer considers convenient. The Employer Profit Sharing Contribution shall be paid to the Trustee not later than the time prescribed by law for obtaining a federal income tax deduction for such contribution.
     In no event shall an Employer make an Employer Profit Sharing Contribution for any Plan Year which, when added to Before-Tax and Matching Contributions for such Plan Year, is greater than the maximum amount deductible from income under the applicable provisions of the Code.
     4.2 Allocation of Employer Profit Sharing Contributions. The Employer Profit Sharing Contributions for each Plan Year shall be allocated and credited as of the last day of each Plan Year quarter for which the Employer Profit Sharing Contribution was made to Employer Profit Sharing Contributions Accounts of Members who are in the employ of the Employer as of that date or who are Members who retired, died, or incurred a Disability during the Plan Year quarter, in the proportion of the Compensation of each such Member for that Plan Year quarter bears to the total of the Compensation of all such Members for that Plan Year quarter. Only Compensation an individual receives during a calendar quarter in which the individual is a Participant shall be taken into account under this section.

     4.3 Before-Tax and Matching Contributions. For each Plan Year, each Employer shall contribute an amount equal to the sum of (a) Before-Tax Contributions and (b) Matching Contributions; the amount of each of which is as follows:
(a)	Before-Tax Contributions. Each Participant may elect, on a form provided by the Plan Administrator, to reduce his Compensation by whole number percentage (not to exceed 15 percent in Plan Years beginning before January 1, 2002) and to have the amount by which his Compensation is reduced contributed on his behalf by his Employer as a Before-Tax Contribution to the Plan.

In the case of a Participant who first becomes an Employee after December 31, 2000, and any Participant who first becomes an Employee during the Plan Year ended December 31, 2000 and makes the election provided in the last sentence of section 5.2(a), if the individual does not affirmatively elect to either (1) reduce his Compensation by a specified amount to be contributed to the Plan in accordance with the preceding paragraph, or (2) not reduce his Compensation in accordance with the preceding paragraph, then his or her Compensation shall be automatically reduced by 1 percent and this amount shall be contributed on his behalf by his Employer as a Before-Tax Contribution to the Plan. In the case of an Employee who begins participating in the Plan after March 31, 2005, including a reemployed Employee who resumes participation in the Plan after such date, 4 percent shall be substituted for 1 percent in the preceding sentence.

Within a reasonable time after an Employee described in the preceding paragraph is hired, and before the date the Employee becomes a Participant, the Employer shall provide the Employee with a notice that explains the automatic Compensation reduction election described in the preceding paragraph, and the Employee’s right to elect to have no such Compensation reduction contributions made to the Plan as Before-Tax Contributions, or to alter the amount of those contributions, including the procedure for exercising that right and the timing for implementation of any such election. Each Participant shall be notified annually of his or her Compensation reduction percentage and the participant’s right to change the percentage, including the procedure for exercising that right and the timing for implementation of any such election.

A Participant may elect, on a form provided by the Plan Administrator, to increase or decrease his Compensation reductions (within the percentage limits stated above) or to cease future Compensation reductions as of any payday, provided the Participant files such form with the Plan Administrator on or before the Friday next preceding such payday. The Plan Administrator may adopt rules concerning the administration of this subsection.

The Before-Tax Contributions made on behalf of each Participant shall be paid to the Trustee every pay period, at the earliest date on which they can reasonably be segregated from the Employer’s general assets, not later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash, and shall be allocated to such Participant’s Account as of the date on which they are received by the Trustee.

(b)	Matching Contributions. Each Employer shall make a Matching Contribution on behalf of each Participant equal to 125 percent of the first 4 percent of Before-Tax Contributions made with respect to such Participant. The Matching Contributions made on behalf of each Participant shall be paid to the Trustee every pay period and allocated to such Participant’s Matching Contributions Account as of the date on which they are received by the Trustee. The amount of Matching Contributions shall be adjusted on or before the close of the Plan Year, so that the total amount of Matching Contributions made on behalf of each Participant for the Plan Year equals 125 percent of the first four percent of Compensation contributed by the Participant as a Before-Tax Contribution during the Plan Year.

(c)	Catch-Up Contributions. All Participants who are eligible to make Elective Contributions under this Plan and who would attain Age 50 by the end of the taxable year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 401(a)(30) and 415(c) of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. This Section 3.1(c) shall apply to contributions after December 31, 2001. No Matching Contributions shall be made with respect to such catch-up contributions.
     4.4 After-Tax Contributions. Prior to January 1, 1989, each Participant was allowed to contribute through payroll deductions, in addition to or in lieu of any Before-Tax Contributions he was making under the Plan, certain specified percentages of his

Compensation (before reduction for Before-Tax Contributions) to the Plan. Effective January 1, 1989, no additional After-Tax Contributions shall be allowed under the Plan. After-Tax Contributions made prior to January 1, 1989 shall continue to be held in each Member’s After-Tax Contributions Account until distributed in accordance with the provisions of Article VI.
     4.5 Contingency of Contributions on Profits. This Plan is designed as a profit sharing plan under section 401(a) of the Code. However, payment by an Employer of contributions to the Plan shall not be contingent on the existence of current or accumulated profits of the Employer.
     4.6 Application of Forfeitures. Forfeitures occurring during any Plan Year shall be applied as follows:
(a)	Such amounts shall be reallocated, as of the last day of the Plan Year, among the Accounts of Participants reemployed by the Employer to the extent required by the provisions of Section 5.4;

(b)	Such amounts remaining after the application of subsection (a) shall be first applied to offset administrative expenses (not including expenses which, pursuant to any applicable Plan provision, are charged solely to the Account of a Participant to whom such expenses relate) to the extent such expenses are properly payable by the Plan; and

(c)	Such amounts remaining after the application of subsections (a) and (b) shall be used to reduce future Employer Profit Sharing and Matching Contributions made under section 4.1 or due under section 4.3(b).
     4.7 Limitation of Elective Deferrals. The “Elective Deferrals” (as defined herein) made on behalf of any Participant in any calendar year under this Plan and all other plans, contracts or arrangements of the Company or any Affiliate shall not exceed the amount of the limitation in effect under Code section 402(g)(1) for taxable years beginning in such calendar year.
     With respect to any taxable year, a Participant’s “Elective Deferrals” are defined as the sum of all employer contributions made on the Participant’s behalf pursuant to an election to defer under any qualified cash or deferred arrangement under Code section 401(k) (including Before-Tax Contributions under this Plan, except “catch-up Contributions” under Section 4.3(c)), any simplified employee pension cash or deferred arrangement described in Code section 402(h)(1)(B), any plan described in Code section 501(c)(18), and any employer contributions made for the purchase of an annuity contract for the Participant under Code section 403(b) pursuant to a salary reduction agreement.

     Notwithstanding any other provision of the Plan, “Excess Elective Deferrals” (as defined herein), adjusted for any Income allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were allocated for the preceding year. The amount distributed shall not exceed the Participant’s Before-Tax Contributions under the Plan for the taxable year.
     “Excess Elective Deferrals” shall mean those Elective Deferrals that are includable in a Participant’s gross income under section 402(g) of the Code to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section, taking into account only Elective Deferrals under this Plan and any other plans of the Company and any Affiliate.
     The amount of Excess Elective Deferrals that may be distributed under this section with respect to a Participant for a taxable year is reduced by any Excess Before-Tax Contributions previously distributed pursuant to section 4.9 with respect to the Participant for the Plan Year beginning with or within the taxable year.
     A corrective distribution of Excess Elective Deferrals under this section shall include Income allocable to such Excess Elective Deferrals for the Plan Year in which such excess occurred, to be determined in accordance with Regulations under Code section 402(g). In lieu of using the safe harbor method or the alternative method in the Regulations for allocating such Income, the Plan Administrator may use any reasonable method for computing such Income, provided that such method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating Income to Participant’s Accounts.
     4.8 Actual Deferral Percentage Test.
(a)	Maximum Annual Allocation: Subject to section 4.9, for each Plan Year the annual allocation derived from Before-Tax Contributions to Participants’ Accounts shall satisfy one of the following tests:
(1)	The Actual Deferral Percentage for the Highly Compensated Participant group for the current Plan Year shall not be more than the Actual Deferral Percentage of the Non-Highly Compensated Participant group for the current Plan Year multiplied by 1.25, or

(2)	The excess of the Actual Deferral Percentage for the Highly Compensated Participant group for the current Plan Year over the Actual Deferral Percentage for the Non-Highly Compensated Participant group for the current Plan Year shall not be more than two percentage points. Additionally, the Actual Deferral Percentage for the Highly Compensated Participant group for the current Plan Year shall not exceed the Actual Deferral Percentage for the

Non-Highly Compensated Participant group for the current Plan Year multiplied by 2. The provisions of Code section 401(k)(3) and Regulations section 1.401(k)-1(b) are incorporated herein by reference.
(b)	For the purposes of this section “Actual Deferral Percentage” means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Before-Tax Contributions allocated to each Participant’s Account for such Plan Year, to such Participant’s Section 414(s) Compensation for such Plan Year. The actual deferral ratio for each Participant and the Actual Deferral Percentage for each group shall be calculated to the nearest one-hundredth of one percent. Before-Tax Contributions allocated to each Non-Highly Compensated Participant’s Account shall be reduced by Excess Elective Deferrals, as defined in section 4.7, to the extent such Excess Elective Deferrals are made under this Plan.

(c)	The determination of an Employee’s actual deferral ratio shall take into account only the Employee’s Section 414(s) Compensation earned while the Employee is a Plan Participant, unless the Plan Administrator determines that Excess Before-Tax Contributions would be reduced by taking into account each Employee’s Section 414(s) Compensation for the entire Plan Year.

(d)	For the purposes of section 4.8(a) and 4.9, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to section 4.3(a), whether or not such deferral election was made or suspended pursuant to section 4.3(a).

(e)	For the purposes of this section and Code sections 401(a)(4), 410(b) and 401(k), if two or more plans of the Company or an Affiliate which have the same plan year and which include cash or deferred arrangements are considered one plan for the purposes of Code section 401(a)(4) or 410(b), other than Code section 410(b)(2)(A)(ii), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements contained in plans which have the same plan year may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this section and Code sections 401(a)(4), 410(b) and 401(k).

Notwithstanding the above, an employee stock ownership plan described in Code section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this section and Code sections 401(a)(4), 410(b) and 401(k).

(f)	For the purposes of this section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code section 4975(e)(7)) of the Company or an Affiliate, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

(g)	In accordance with Code section 401(k)(3)(F), the Plan Administrator may, in its discretion, elect to apply this section separately to each of two groups of Participants:
(1)	Non-Highly Compensated participants who have not completed one Year of Service, or have not attained age 21; and

(2)	All other Participants.
If a Participant is described in both (1) and (2) above for different portions of the Plan Year, the Participant, together with his or her Compensation and Before-Tax Contributions, if any, shall be taken into account under (1) above as if he or she were a Participant solely for pay periods beginning prior to attainment of age 21 and completion of one Year of Service, whichever occurs later, and shall be taken into account under (2) above as if he or she were a Participant solely for pay periods beginning after attainment of age 21 and completion of one Year of Service, whichever occurs later.
(h)	The Plan Administrator may take such additional action as it shall consider appropriate to ensure compliance with the requirements of this section, and section 4.9. Such action may include, but is not limited to, reducing the maximum amount of Before-Tax Contributions under section 4.3 that can be contributed on behalf of or by any group of Highly Compensated Participants.
     4.9 Adjustment to Actual Deferral Percentage Test. If the initial allocations of the Before-Tax Contributions made pursuant to section 4.3 do not satisfy one of the tests set forth in section 4.8(a), the Plan Administrator shall adjust Excess Before-Tax Contributions in the manner set forth below, whereupon the requirements of section 4.8(a) shall be deemed satisfied:
(a)	On or before the fifteenth day of the third month following the end of each Plan Year, the Plan Administrator shall determine and direct the Trustee to distribute Excess Before-Tax Contributions in accordance with the following rules:
(1)	The Plan Administrator shall calculate the dollar amount of Excess Before-Tax Contributions for each Highly Compensated Participant. For each Highly Compensated Participant, the amount of Excess Before-Tax Contributions is equal to the Before-Tax Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this section) minus the amount of Before-Tax Contributions which would remain if the Before-Tax Contributions on behalf of all Highly Compensated Participants were adjusted as follows:
(A)	By reducing the Before-Tax Contributions on behalf of the Highly Compensated Participant(s) having the highest actual deferral ratio until one of the tests set forth in section 4.8(a) is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant(s) having the second highest actual deferral ratio; and

(B)	By repeating this process until one of the tests set forth in section 4.8(a) is satisfied.
(2)	The Plan Administrator shall compute the total dollar amount of Excess Before-Tax Contributions for all Highly Compensated Participants determined under paragraph (1), and shall distribute this amount as provided in paragraphs (3) and (4).

(3)	The Before-Tax Contributions of the Highly Compensated Participant with the highest dollar amount of Before-Tax Contributions shall be reduced by the amount required to cause that Highly Compensated Participant’s Before-Tax Contributions to equal the dollar amount of the Before-Tax Contributions of the Highly Compensated Participant with the next highest dollar amount of Before-Tax Contributions. This amount is then distributed to the Highly Compensated Participant with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Before-Tax Contributions, the lesser reduction amount shall be the amount distributed.

(4)	If the total amount distributed is less than the total Excess Before-Tax Contributions, the step described in paragraph (3) shall be repeated until the total Excess Before-Tax Contributions have been distributed.

(5)	However, in determining the amount of Excess Before-Tax Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Elective Deferrals previously distributed from this Plan to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year.
(b)	With respect to the distribution of Excess Before-Tax Contributions pursuant to (a) above, such distribution:
(1)	shall be made first from unmatched Before-Tax Contributions, and, thereafter, simultaneously from Before-Tax Contributions which are matched and Matching Contributions which relate to such Before-Tax Contributions;

(2)	shall be made from Employer Profit Sharing Contributions only to the extent that the amount required to be distributed to the Participant exceeds the balance in the Participant’s Account attributable to Before-Tax Contributions and Employer Matching Contributions made pursuant to sections 4.3(a) and 4.3(b);

(3)	shall be adjusted for Income as provided in paragraph (c) below; and

(4)	shall be designated by the Employer as a distribution of Excess Before-Tax Contributions (and Income).
(c)	A corrective distribution of Excess Before-Tax Contributions under this section shall include Income allocable to such Excess Before-Tax Contributions for the Plan Year in which such excess occurred, to be determined in accordance with Regulations under

Code section 401(k). In lieu of using the safe harbor method or the alternative method in the Regulations for allocating such Income, the Plan Administrator may use any reasonable method for computing such Income, provided that such method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating Income to Participant’s Accounts.
     4.10 Actual Contribution Percentage Test.
(a)	Maximum Annual Allocation: Subject to section 4.11, for each Plan Year the annual allocation derived from Matching Contributions to Participants’ Accounts shall satisfy one of the following tests:
(1)	The Actual Contribution Percentage for the Highly Compensated Participant group for the current Plan Year shall not be more than the Actual Contribution Percentage of the Non-Highly Compensated Participant group for the current Plan Year multiplied by 1.25, or

(2)	The excess of the Actual Contribution Percentage for the Highly Compensated Participant group for the current Plan Year over the Actual Contribution Percentage for the Non-Highly Compensated Participant group for the current Plan Year shall not be more than two percentage points. Additionally, the Actual Contribution Percentage for the Highly Compensated Participant group for the current Plan Year shall not exceed the Actual Contribution Percentage for the Non-Highly Compensated Participant group for the current Plan Year multiplied by 2. The provisions of Code section 401(m) and Regulations section 1.401(m)-1(b) are incorporated herein by reference.
(b)	For the purposes of this section “Actual Contribution Percentage” means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Matching Contributions allocated to each Participant’s Account for such Plan Year, to such Participant’s Section 414(s) Compensation for such Plan Year. The actual contribution ratio for each Participant and the Actual Contribution Percentage for each group shall be calculated to the nearest one-hundredth of one percent.

(c)	The determination of an Employee’s actual contribution ratio shall take into account only the Employee’s Section 414(s) Compensation earned while the Employee is a Plan Participant, unless the Plan Administrator determines that Excess Matching Contributions would be reduced by taking into account each Employee’s Section 414(s) Compensation for the entire Plan Year.

(d)	For the purposes of section 4.10(a) and 4.11, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election under section 4.3(a) and thereby become entitled to have Matching Contributions made for him pursuant to section 4.3(b), whether or not such deferral election was made or suspended pursuant to section 4.3(a).

(e)	For the purposes of this section and Code sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Company or an Affiliate which have the same plan year and to which matching contributions, employee contributions, or both are made are considered one plan for the purposes of Code section 401(a)(4) or 410(b), other than the average benefits test under Code section 410(b)(2)(A)(ii), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, employee contributions, or both are made which have the same plan year may be considered as a single plan for purposes of determining whether or not such plans satisfy Code sections 401(a)(4), 410(b) and 401(m). In such a case, aggregated plans must satisfy this section and Code sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan.

Notwithstanding the above, an employee stock ownership plan described in Code section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this section and Code sections 401(a)(4), 410(b) and 401(m).

(f)	For the purposes of this section, if a Highly Compensated Participant is a Participant under two or more plans (other than cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code section 4975(e)(7)) which are maintained by the Employer or an Affiliate and to which matching contributions, employee contributions, or both are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for the purpose of determining the actual contribution ratio with respect to such Highly Compensated Participant. However, if the plans have different plan years, this paragraph shall be applied by treating all such plans ending with or within the same calendar year as a single plan.

(g)	In accordance with Code section 401(m)(5)(C), the Plan Administrator may, in its discretion, elect to apply this section separately to each of two groups of Participants:
(1)	Non-Highly Compensated participants who have not completed one Year of Service, or have not attained age 21; and

(2)	All other Participants.
If a Participant is described in both (1) and (2) above for different portions of the Plan Year, the Participant, together with his or her Compensation and Matching Contributions, if any, shall be taken into account under (1) above as if he or she were a Participant solely for pay periods beginning prior to attainment of age 21 and completion of one Year of Service, whichever occurs later, and shall be taken into account under (2) above as if he or she were a Participant solely for pay periods beginning after attainment of age 21 and completion of one Year of Service, whichever occurs later.
(h)	The Plan Administrator may take such additional action as it shall consider appropriate to ensure compliance with the requirements of this section, and section 4.11. Such action may include, but is not limited to, reducing the maximum amount of Before-Tax Contributions under section 4.3 that can be contributed on behalf of or by any group of Highly Compensated Participants.
     4.11 Adjustment to Actual Contribution Percentage Test. If the initial allocations of the Matching Contributions made pursuant to section 4.3 do not satisfy one of the tests set forth in section 4.10(a), the Plan Administrator shall adjust Excess Matching Contributions in the manner set forth below, whereupon the requirements of section 4.10(a) shall be deemed satisfied:
(a)	On or before the fifteenth day of the third month following the end of each Plan Year, the Plan Administrator shall determine and direct the Trustee to distribute and/or forfeit Excess Matching Contributions in accordance with the following rules:
(1)	The Plan Administrator shall calculate the dollar amount of Excess Matching Contributions for each Highly Compensated Participant. For each Highly Compensated Participant, the amount of Excess Matching Contributions is equal to the Matching Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this section) minus the amount of Matching

Contributions which would remain if the Matching Contributions on behalf of all Highly Compensated Participants were adjusted as follows:
(A)	By reducing the Matching Contributions on behalf of the Highly Compensated Participant(s) having the highest actual contribution ratio until one of the tests set forth in section 4.10(a) is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant(s) having the second highest actual contribution ratio; and

(B)	By repeating this process until one of the tests set forth in section 4.10(a) is satisfied.
(2)	The Plan Administrator shall compute the total dollar amount of Excess Matching Contributions for all Highly Compensated Participants determined under paragraph (1), and shall distribute and/or forfeit this amount as provided in paragraphs (3) and (4).

(3)	The Matching Contributions of the Highly Compensated Participant with the highest dollar amount of Matching Contributions shall be reduced by the amount required to cause that Highly Compensated Participant’s Matching Contributions to equal the dollar amount of the Matching Contributions of the Highly Compensated Participant with the next highest dollar amount of Matching Contributions. This amount is then distributed to the Highly Compensated Participant with the highest dollar amount, to the extent such Participant is vested in his Matching Contributions Account, and is otherwise treated as a forfeiture. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Matching Contributions, the lesser reduction amount shall be the amount distributed and/or forfeited.

(4)	If the total amount distributed and/or forfeited is less than the total Excess Matching Contributions, the step described in paragraph (3) shall be repeated until the total Excess Matching Contributions have been distributed and/or forfeited.
(b)	Any distribution of less than the entire amount of Excess Matching Contributions and Income shall be treated as a pro rata distribution of Excess Matching Contributions and Income. Any distribution of Excess Matching Contributions (and Income) shall be designated as such by the Employer. Forfeitures of Excess Matching Contributions shall be treated in accordance with section 5.4.

(c)	Excess Matching Contributions, including forfeited Matching Contributions shall be treated as Employer contributions for purposes of Code sections 404 and 415 even if distributed from the Plan.

(d)	The determination of the amount of Excess Matching Contributions with respect to any Plan Year shall be made after first determining the Excess Before-Tax Contributions and resulting adjustments under sections 4.8 and 4.9.

(e)	A corrective distribution of Excess Matching Contributions under this section shall include Income allocable to such Excess Matching Contributions for the Plan Year in which such excess occurred, to be determined in accordance with Regulations under Code section 401(m). In lieu of using the safe harbor method or the alternative method in the Regulations for allocating such Income, the Plan Administrator may use any reasonable method for computing such Income, provided that such method does not violate Code section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating Income to Participant’s Accounts.
     4.12 Limitations on Annual Account Additions.
(a)	Annual Account Addition. “Annual Account Addition” means for any Participant for any Plan Year, which shall also be the limitation year, the sum of—
(1)	employer contributions made for him under any defined contribution plan for such Plan Year;

(2)	such Participant’s contributions to any defined contribution plan for such Plan Year;

(3)	forfeitures allocated to him under any defined contribution plan for such Plan Year; and

(4)	contributions allocated on his behalf to any individual medical account as described under Code sections 401(h)(6) and 419(A)(d).

“Any defined contribution plan” means all defined contribution plans of the Company and Affiliates considered as one plan. For purposes of this section, “Affiliate” shall have the meaning prescribed in section 2.1(b), except that the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Code section 1563(a)(1). Repayments of a loan or a restored Forfeiture pursuant to section 11.13 or a Rollover Contribution pursuant to section 4.9 shall not be included as part of any Participant’s Annual Account Addition.
(b)	Limitation. A Participant’s Annual Account Addition for any Plan Year shall not exceed the lesser of—
(1)	$40,000, as adjusted for increases in the cost of living under Section 415(d) of the Code, such adjusted limitation to be effective as of January 1st of each calendar year and applicable to Plan Years ending with or within that calendar year; or

(2)	100 percent of such Participant’s Section 415 Compensation for such Plan Year.
(c)	Reduction in Annual Account Additions. If in any Plan Year a Participant’s Annual Account Addition exceeds the limitation determined under subsection (b) above, such excess shall not be allocated to his accounts in any defined contribution plan but shall be handled in the following manner and order until such excess is eliminated:
(1)	the portion of the Participant’s Before-Tax Contributions that has not been matched under section 4.3(b) shall be refunded to the Participant.

(2)	the portion of the Participant’s Before-Tax Contributions that has been matched under section 4.3(b) shall be refunded to the Participant and the corresponding portion of Matching Contributions made with respect to such refunded Before-Tax Contributions shall be placed in a suspense account.

(3)	the portion of the Participant’s Employer Profit Sharing Contributions shall be placed in a suspense account.

The amount held in such suspense account shall be treated as a Matching Contribution in the next following Plan Year and allocated to the Matching Contributions Accounts of all Participants pursuant to section 4.3(b). Such suspense account shall share in the gains and losses of the Trust Fund on the same basis as other Accounts.

If Before-Tax Contributions are refunded to any Participant, his share of earnings and gains allocable to such Before-Tax Contributions shall also be refunded to him.
The above reductions shall be applied to this Plan first, and thereafter to any other defined contribution plan.
     4.13 Rollover Contributions. A Participant may, with the approval of the Plan Administrator in accordance with procedures established by the Plan Administrator, contribute the following amounts to the Plan, which shall be credited to his Rollover Contributions Account:
(a)	a direct rollover of an eligible rollover distribution, excluding after-tax contributions, from (i) a qualified plan described in Code section 401(a) or 403(a), (ii) an annuity contract or plan described in Code section 403(b), or (iii) an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(b)	amounts distributed to the Participant from a conduit individual retirement account and transferred by the Participant to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account, provided that the conduit individual retirement account has no assets other than assets which
(1)	were previously distributed to the Participant by another plan described in subsection (a) hereof;

(2)	were eligible for tax-free rollover to such plan, and

(3)	were directly rolled over from such plan to the conduit individual retirement account or were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; or

(4)	constitute earnings on assets described in paragraphs (1) through (3).
     If the Participant has received the distribution, the related Rollover Contribution must be paid over to the Trustee on or before the sixtieth day after receipt. In the case of a direct rollover, the related Rollover Contribution must be transferred directly from said plan.

     Prior to accepting any transfer to which this Section applies, the Plan Administrator may require the Participant to establish by that the amounts to be transferred to this Plan meet the requirements of this Section. If the Plan Administrator determines that a contribution previously accepted by the Plan as a Rollover Contribution was not a valid Rollover Contribution within the meaning of subsections (a) and (b) hereof, the Plan Administrator shall direct the Trustee to distribute the amount of the invalid Rollover Contribution, plus any earnings attributable thereto, to the contributing Participant within a reasonable time after such determination.
Article V. Vesting in Accounts
     5.1 After-Tax, Before-Tax and Rollover Contributions Accounts. A Member shall at all times be fully vested and have a nonforfeitable interest in his After-Tax Contributions Account, his Before-Tax Contributions Account and his Rollover Contributions Account.
     5.2 Employer Profit Sharing and Matching Contributions Accounts
(a)	General. A Member who (1) became a Participant prior to January 1, 2001, or (2) was an Employee on or before January 1, 2000 and became a Participant on January 1, 2001 after completion of one year of Eligibility Service, or (3) was an Employee prior to January 1, 2001 and became a Participant after that date pursuant to section 3.1(a), shall at all times have a 100 percent vested and nonforfeitable interest in his Employer Profit Sharing and Matching Contributions Accounts.

A Member not described in the preceding sentence shall have a zero percent vested and nonforfeitable interest in his Employer Profit Sharing and Matching Contributions Accounts until the date the Member completes three years of Vesting Service, and shall become 100 percent vested in such Accounts on that date. Such Member includes an individual who first became an Employee during the Plan Year ending December 31, 2000 and pursuant to Plan provisions in effect on that date made an election to become a Participant on January 1, 2001 and to be subject to the three-year vesting schedule provided in this section 5.2(a) with respect to Employer Matching Contributions and Employer Profit Sharing Contributions

(b)	Accelerated Vesting. Notwithstanding subsection (a) above, a Member shall be fully vested and have a nonforfeitable interest in his entire Employer Profit Sharing and Matching Contributions Accounts on the earliest date on which—
(1)	he attains his Retirement Age while employed by the Company or an Affiliate;

(2)	he dies or suffers a Disability while employed by the Company or an Affiliate; or

(3)	while he is employed by the Company or an Affiliate, contributions to the Plan are completely discontinued or the Plan is terminated, or the Plan is partially terminated and such Member is affected by such partial termination.
     5.3 Vesting Service. A Member shall be credited with one year of Vesting Service for each Plan Year in which the individual completed at least 1000 Hours of Service, subject to the following rules:
(a)	Years of Vesting Service completed after a period of One-Year Breaks in Service shall not be required to be taken into account for purposes of determining the non-forfeitable percentage of a Member’s accrued benefit derived from contributions which occurred prior to such period if the number of consecutive One-Year Breaks in Service within such period equals or exceeds five.

(b)	In the case of a Participant who does not have any nonforfeitable right to an accrued benefit under the Plan, Years of Service with the Employer before a One-Year Break in Service shall not be taken into account if the number of consecutive One-Year Breaks in Service equals or exceeds five, or if greater, the aggregate number of Years of Service before such period. If any Years of Service are not required to be taken into account by reason of a period of One-Year Breaks in Service to which this paragraph applies, such Years of Service shall not be taken into account in applying this paragraph to a subsequent period of One-Year Breaks in Service.

(c)	For purposes of determining the Vesting Service of an individual who is an employee of United States National Bank of Red Lodge on the date such organization first becomes an Affiliate, service previously completed by the individual as an employee of such organization (including service for any affiliated or predecessor entity taken into account for eligibility purposes in a qualified pension or profit sharing plan maintained by such organization) shall be taken into account to the same extent as service completed for an Employer.

(d)	In the case of an individuals who was an employee of Iowa

State Bank and Trust immediately prior to becoming an Employee on January 1, 2006, service previously completed by the individual as an employee of Iowa State Bank and Trust shall be taken into account to the same extent as service completed for an Employer.
     5.4 Forfeiture of Nonvested Amounts. If any portion of a Participant’s Account is non-vested upon the Participant’s separation from Service, the non-vested amount shall be retained in such Account until the earlier of the following events:
(a)	the terminated Participant incurs five consecutive One-Year Breaks in Service, or

(b)	prior to the close of the second Plan Year following the Plan Year in which the Participant separates from Service, the terminated Participant receives a distribution of his entire nonforfeitable accrued benefit under the Plan.
     Upon the occurrence of the earlier of the events specified in (a) and (b), the non-vested portion of the terminated Participant’s Account shall be immediately forfeited and shall be transferred to a separate Forfeiture account until reallocated in accordance with this section.
     In the event the non-vested portion of a terminated Participant’s Account is forfeited upon a distribution of such Participant’s entire nonforfeitable accrued benefit, the amount forfeited shall be restored to the Participant’s Account, unadjusted for gains or losses of the Trust subsequent to the distribution, if the Participant is reemployed by the Employer or an Affiliate and repays the amount of the distribution before the earlier of five years after the date on which the Participant is first subsequently reemployed by the Employer or Affiliate, or the close of the first period of five consecutive One-Year Breaks in Service commencing after the distribution.
     For purposes of this section, a Participant who has no vested interest in his Account at the time of separation from Service shall be deemed to have received a distribution of his entire nonforfeitable accrued benefit under the Plan at such time, and shall be deemed to have repaid the amount of such distribution at the time of any subsequent employment of the individual by the Employer or an Affiliate.
     Amounts forfeited hereunder during any Plan Year shall be reallocated, as of the last day of the Plan Year, among the Accounts of reemployed Participants to the extent this section 5.4 requires the restoration to such Accounts of amounts previously forfeited. If amounts forfeited during the Plan Year do not equal or exceed the amount of restorations required for the Plan year, the Employer shall contribute, in addition to the contributions provided in sections 4.1 and 4.3, the amount necessary to fund such required restorations. The Employer’s contribution shall be made no later than the close of the Plan Year next following the Plan Year during which such restorations are required.

Article VI. Distributions and Withdrawals
     6.1 Distribution Upon Retirement, Death, or Disability. Subject to section 6.3, upon a Member’s separation from Service after his Retirement Age or because of his Disability or death, the full amount of Member’s Before-Tax, After-Tax and Rollover Contributions Accounts and the vested portion of his Employer Profit Sharing and Matching Contributions Accounts shall be distributed or made available to the Member, or in the case of death of the Member, to his Beneficiary. The distribution shall be made in a lump sum or in installments as determined by the Member, or by his Beneficiary (except that a Member may direct prior to his death the method by which his Account shall be payable in the event of his death).
     At the time of electing a distribution in installments, a Member or Beneficiary must elect which of the following methods shall govern the determination of the amount of each installment in the series:
(a)	Fixed Period Method. Under this method, a fixed number of annual installments must be elected, and the amount of each installment shall equal the quotient obtained by dividing the vested Account at the beginning of the year by the number of unpaid annual installments remaining (including the installment being calculated). The Member or Beneficiary may elect (1) to receive each annual installment on a single Distribution Date each calendar year; (2) to receive the annual installment for a year in four equal quarterly payments, payable on the first Distribution Date in each calendar quarter; or (3) to receive the annual installment in twelve equal payments, on each Distribution Date during the year. This method of distribution shall cease to be applicable if the amount of any payment is less than $25.

(b)	Fixed Amount Method. Under this method, the amount of each annual, quarterly or monthly installment shall be a single fixed dollar amount elected by the Member or Beneficiary, which, shall not exceed the “Applicable Percentage” of the Member’s vested Account at the time the series of distributions commences. In the case of an annual, quarterly or monthly distribution, the “Applicable Percentage” shall be 10%, 2.5% or 0.83%, respectively. The installment amount shall be paid to the Member or Beneficiary (1) on a single Distribution Date each calendar year; in the case of an annual installments; (2) on the first Distribution Date in each calendar quarter; in the case of quarterly installments; or (3) on each Distribution Date during the year, in the case of monthly installments. Installment payments shall continue until the balance of the vested Account on the applicable Distribution Date is less than or equal to the installment amount elected by the Member or Beneficiary, whereupon the remainder of the vested

Account shall be distributed as the final installment. If the aggregate amount of the installments to be distributed during a calendar year under this method is less than the amount, if any, required to be distributed to the Member or Beneficiary during the year under section 6.5, the Plan Administrator shall cause the Trustee to distribute the difference to the Member or Beneficiary within the time required by section 6.5.

(c)	Minimum Distribution Method. If distribution of the Member’s vested Account is commenced during a calendar year in which a minimum distribution is required under section 6.5, the Member or Beneficiary may elect to receive an amount each year which is equal to the required minimum distribution for the year. The Member or Beneficiary may elect to receive the annual amount in one annual, four quarterly or twelve monthly payments as provided in paragraph (a).
     A Member or Beneficiary who has elected an installment distribution may elect to withdraw an additional amount at the time of receiving any single installment, by so notifying the Plan Administrator at least three days and not more than 60 days in advance of the date on which the installment would otherwise become payable, or may elect to change the method of distribution of future installments by making a new election in accordance with paragraph (a), (b) or (c) hereof. For purposes of applying paragraphs (a), (b) and (c) when there is a change in the method of computing future installments, the series of installments shall be deemed to commence with the first installment for which the change is to be made effective. All installment distributions shall be subject to the requirements of section 6.5, and Code section 401(a)(9) and the Regulations thereunder.
     The portion of an Account which has not been distributed to a Member or Beneficiary under an installment distribution shall continue to be subject to periodic revaluation under section 9.4. If a Member entitled to receive or receiving distribution under this section 6.1 should die prior to the time he has received the full distribution from the Plan to which he is entitled, then the amount to which he is entitled at the date of his death shall be distributed to the Member’s Beneficiary by any of the methods specified above.
     6.2 Distribution upon Termination of Employment for Reasons Other Than Retirement, Death, or Disability. Subject to section 6.3, upon a Member’s separation from Service for any reason other than his retirement, death, or Disability, the full amount of the Member’s Before-Tax, After-Tax and Rollover Contributions Accounts, and the vested portion of his Employer Profit Sharing and Matching Contributions Accounts shall be distributed or made available to him.
     When a Member receives a distribution of the entire vested portion of his Accounts pursuant to this section 6.2, the portions of his Employer Profit Sharing and Matching Contributions Accounts which are not vested as of his termination of employment shall become a Forfeiture if and to the extent provided in section 5.4.

     Distributions pursuant to this section 6.2 shall be made to the Member in a lump sum.
     If a former Participant dies after such separation from Service but prior to receiving the full distribution from the Trust Fund to which he is entitled under this section 6.2 as specified above, any unpaid balance thereof at the time of his death shall be distributed to the Member’s Beneficiary in a lump sum, to be distributed as soon as practicable after his death.
     6.3 Consent to Early Distributions.
(a)	No Consent Required. If a Member separates from Service and his vested Account balance is not in excess of $5,000, the Member will receive a distribution of the value of that vested portion of his Account without his consent.

(b)	Consent Required. Where the Member’s vested Account balance is in excess of $5,000, any payment to the Member under the Plan prior to the Member’s sixty-second birthday may not be made without the Member’s written consent. A Member’s consent to an early distribution shall not be valid unless the Member has received notice containing a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan (if any) and information regarding the Member’s right, if any, to defer receipt of the distribution. Such information must be provided to a Member no less than 30 days and no more than 90 days before payment under the Plan is scheduled to begin. The Member’s written consent must not be made more than 90 days before payment under the Plan is scheduled to begin. Notwithstanding the foregoing, such distribution may commence less than 30 days after the notice is given, provided that—
(1)	the Plan Administrator clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(2)	the Member, after receiving the notice, affirmatively elects a distribution.
(c)	For distributions made after December 31, 2001 with respect to Participants who separated from service after such date, for purposes of determining whether a Participant’s nonforfeitable Account Balance exceeds $5,000 under this Section 6.3, the value of a Participant’s nonforfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to Rollover Contributions (and income allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) , and 457(e)(16) of the Code. If the value of the Participant’s nonforfeitable Account balance as so determined is less than or equal to $5,000, the plan shall immediately distribute the participant’s entire nonforfeitable Account balance pursuant to paragraph (a) hereof.
     6.4 Time of Distribution. A distribution under section 6.1 or 6.2 shall be made or commence as of the first Distribution Date following the month in which the Member separated from Service or, if the distribution is subject to section 6.3(b), any Distribution Date thereafter as elected by the Member or the Beneficiary of a deceased Member.
     Unless the Member otherwise elects, distribution of the Member’s Account balance shall commence not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:
(a)	The attainment by the Member of his Retirement Age;

(b)	The 10th anniversary of the date on which the Member commenced participation in the Plan:

(c)	The termination of the Member’s Service;
provided, however, that the foregoing shall not require the commencement of benefits prior to the “Required Beginning Date” described in section 6.5 unless the Participant has filed a claim for benefits with the Plan Administrator.
     6.5 Required Minimum Distributions.
(a)	Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 Distribution Calendar Year that are made on or after January 1, 2003. Required minimum distributions for calendar years prior to January 1, 2003 shall be governed by the Plan provisions in effect prior to that date.

(b)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(c)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Regulations under section 401(a)(9) of the Internal Revenue Code.

(d)	Required Beginning Date. A Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(e)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(1)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, except as provided in subsection (e)(3), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in the subsection (e)(3), distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)	Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the Life Expectancy rule in subsection (j)(1) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subsections (e)(1) and (e)(2), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with subsections (e)(1), (e)(2) and (j)(1).

(4)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(5)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subsection (e), other than subsection (e)(1), will apply as if the surviving spouse were the Participant.

For purposes of this subsection (e) and subsections (i) and (j), unless subsection (e)(5) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subsection (e)(5) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (e)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (e)(1)), the date distributions are considered to begin is the date distributions actually commence.

(f)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with subsections (g) through (j) of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

(g)	Amount of Required Minimum Distribution For Each Distribution Calendar Year During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
(1)	The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)	If the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(h)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under subsection (g) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(i)	Death On or After Date Distributions Begin. If the Participant dies on or after the date distributions begin, required minimum distributions shall be determined as follows:
(1)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
(A)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the

Participant’s death, reduced by one for each subsequent year.
(2)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(j)	Death Before Date Distributions Begin. If the Participant dies before the date distributions begin, required minimum distributions shall be determined as follows:
(1)	Participant Survived by Designated Beneficiary. Except as provided in subsection (e)(3), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in subsection (i).

(2)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (e)(1), this subsection (j) will apply as if the surviving spouse were the Participant.
(k)	Definitions. The following definitions shall be applicable for purposes of this Section 4.6:

(1)	“Designated Beneficiary” shall mean the individual who is designated as the Beneficiary under Section 4.4 of the Plan and is the Designated Beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Regulations.

(2)	“Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under subsection (e). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)	“Life Expectancy” shall mean Life Expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(4)	“Participant’s Account Balance” shall mean the Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)	“Required Beginning Date” shall mean April 1st of the calendar year following the later of (1) the calendar year in which the Member attains age 70-1/2 or (2) the calendar year in which the Member retires, provided, however, that this clause (2) shall not apply in the case of a Member who is a “Five Percent Owner” (as defined in Code section 416(i)(1)(B)) with respect to the Plan Year ending in the calendar year in which he attains age 70-1/2, and, in the case of a Member who becomes a Five Percent Owner during any subsequent Plan Year, clause (2) shall no longer apply and the Required Beginning Date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends.
(l)	TEFRA Section 242(b) Elections. Notwithstanding the other provisions of this Section 4.6, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and Section 4.13 of the Plan.
     6.6 Withdrawals.
(a)	General. Each request for a withdrawal shall be submitted on a form prescribed by the Plan Administrator. Subject to section 6.3, the Plan Administrator may require that a request for a withdrawal be submitted within a certain period of time prior to a Distribution Date; and that each withdrawal be made as soon as administratively possible after such Distribution Date.

(b)	Withdrawals.
(1)	Each Member may request a partial or total withdrawal of his After-Tax Contributions Account as of any Distribution Date.

(2)	Each Member may request a partial or total withdrawal of the vested portion of his Matching Contributions Account and/or his Employer Profit Sharing Contributions Account prior to the Member’s termination of employment as of any January 15, but only if one of the following conditions is met:
(A)	the withdrawal is made after the Employee has been a Participant in the Plan for five years or more; or

(B)	the withdrawal represents a Matching Contribution amount or an Employer Profit Sharing Contribution amount that has been a part of the Trust Fund for at least two years.

In addition, each Member who has attained age 59 1/2 may request a partial or total withdrawal of the vested portion of his Matching Contributions Account and/or Employer Profit Sharing Contributions Account as of any Distribution Date.

(3)	Each Member may request a partial or total withdrawal of the vested portion of his Matching Contributions Account and/or his Employer Profit Sharing Contributions Account prior to the Member’s termination of employment, but only if the withdrawal is made on account of a financial hardship as described in section 6.8 below.

(4)	Each Member may request a partial or total withdrawal of his Before-Tax Contributions Account, but only if the withdrawal is after his attainment of age 59 1/2 or is because of a financial hardship. Financial hardship shall be limited to the situations described in section 6.8 below.

In addition, a Member’s request for a withdrawal on account of financial hardship must be accompanied or supplemented by such evidence of hardship as the Plan Administrator may reasonably require. Such evidence will include representations from the Participant that the need cannot be relieved—
(A)	through reimbursement or compensation by insurance or otherwise,

(B)	by reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

(C)	by cessation of Before-Tax Contributions under the Plan; or

(D)	by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer, or any employer, or by borrowing from commercial sources on reasonable commercial terms.
For purposes of these requirements, the Participant’s resources shall be deemed to include the assets of the Participant’s spouse and minor children that are reasonably available to the Participant.

Approval or disapproval of such withdrawal request shall be within the sole discretion of the Plan Administrator. The Plan Administrator shall be entitled to reasonably rely upon such representation by the Participant and shall not make an independent investigation of the Participant’s financial affairs. The amount of the withdrawal shall be limited to that amount necessary to meet the immediate financial needs created by the hardship.

Upon the withdrawal of any part of a Member’s Before-Tax Contributions Account under this paragraph (4) on account of “financial hardship,” any election of Before-Tax Contributions by that Member shall be cancelled. The Member shall next be permitted to have Before-Tax Contributions made on his behalf as follows:
(i)	A Member who receives a distribution of Before-Tax Contributions before calendar year 2002 on account of “financial hardship” shall next be permitted to have Before-Tax Contributions made on his behalf on or after the January 1, April 1, July 1, or October 1 coincident with or next following the first anniversary of such withdrawal, by making a new election in accordance with section 4.3(a).

(ii)	A Member who receives a distribution of Before-Tax Contributions after December 31, 2001, on account of “financial hardship” shall be prohibited from having Before Tax Contributions made on his account under this Plan, and shall be prohibited from making elective deferrals and employee contributions under all other plans of the Employer, for six months after receipt of the distribution. The Participant may resume having Before-Tax Contributions made on his behalf as of the first day of any month following the six-month period of suspension, by making a new election in accordance section 4.3(a).
A distribution from a Member’s Before-Tax Contributions Account which is made on account of “financial hardship” may not include earnings credited to a Member’s Before-Tax Contributions Account on or after January 1, 1989.

(5)	Each Member may request a partial or total withdrawal of part or all of his Rollover Contributions Account as of any Distribution Date.

(c)	Accounting for After-Tax Contributions. The Plan Administrator may establish and maintain such accounts as may be deemed advisable to determine the Participant’s After-Tax Contributions (and any earnings on such After-Tax Contributions) for taxation of any such withdrawals made pursuant to this section 6.6.
     6.7 Loans. Each Member or beneficiary of a Member (collectively referred to in this section as “borrower”) may, with the approval of the Plan Administrator, borrow amounts from the borrower’s Account, subject to the following terms and conditions:
(a)	The terms of such loan shall be determined in the sole discretion of the Plan Administrator, subject to the provisions of this section 6.7. The Plan Administrator shall promulgate and may, from time to time, amend a loan procedure document which is incorporated by reference herein. The Plan Administrator may also adopt rules limiting the number of loans that may be made in any Plan Year by each borrower, may prescribe a minimum amount that may be borrowed, and may establish other rules relating to loans made under this section. Each request for a loan shall be submitted on a form prescribed by the Plan Administrator. Each loan shall be made as of a Valuation Date coincident with or following the request for the loan; the Plan Administrator may require that a request for a loan be submitted within a certain period of time prior to such Valuation Date; and each loan shall be made as soon as administratively possible after such Valuation Date.

(b)	Each loan from the Plan shall be adequately secured. For this purpose, one-half of the borrowing Participant’s vested interest in the Plan, determined immediately after the loan is made, shall automatically constitute security for the loan and for each prior outstanding loan, provided, however, that such security shall be applied in satisfaction of the loan(s) only at the time and in the manner provided in this section 6.7.

(c)	The term of such loan shall not exceed five years (15 years in the case of a loan for the acquisition of a principal residence of the borrower).

(d)	Such loan shall bear a reasonable rate of interest, which shall be commensurate with the interest rates being charged at the time such loan is made under similar circumstances by financial institutions in the community in which the Employer’s principal office is then located.

(e)	The amount of such loan (when added to the outstanding balance of all other loans to the borrower from the borrower’s Account) shall not exceed the lesser of—
(1)	$50,000, reduced by the excess (if any) of—
(A)	the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the loan was made, over

(B)	the outstanding balance of loans from the Plan on the date the loan is made; or
(2)	50 percent of the vested and nonforfeitable portion of such borrower’s Account at the relevant time.
Notwithstanding the preceding provisions of this subsection, in no event shall the outstanding balance of such loan exceed 50 percent of such borrower’s vested Account, or such lower percentage as the Plan Administrator in its sole discretion may impose by the adoption of a rule.

(f)	Such loan shall be evidenced by a promissory note, in such form and containing such terms and conditions as the Plan Administrator from time to time directs.

(g)	Payments of principal and interest shall be made by approximately equal payments, at least quarterly, on a basis that would permit such loan to be levelly amortized over its term. Prepayments of principal and interest may be made, in whole or in part, at any time without penalty. Payments from Participants (other than prepayments) shall be made by payroll deduction.

(h)	Appropriate disclosure shall be made pursuant to the Truth in Lending Act to the extent applicable.

(i)	Amounts of principal and interest received on a loan shall be credited to such borrower’s Account, and the outstanding loan balance shall be considered an investment of the assets of such Account.

(j)	Loans shall be deemed to have been made on a pro rata basis from the available funds of each of the Investment Funds in which such borrower’s Account is invested, except that amounts invested in the Company stock Investment Fund shall not be taken into account unless requested by the borrower or needed to fund the proceeds of the loan. All loan repayments shall be reinvested in accordance with the borrower’s current investment directive in effect under section 7.3.

(k)	To the extent that the borrower’s Account becomes payable, the unpaid balance of the loan shall be deducted from the amount otherwise payable from the borrower’s Account. The preceding sentence shall not apply in the case of an in-service or hardship withdrawal or an installment distribution during the lifetime of the borrower, unless so requested by the borrower.

(l)	Foreclosure on an Account used as security for a loan shall be deferred until a permissible distribution may occur under the terms of the Plan. If a default in the payment of any loan or installment thereon remains uncured for thirty days after written notice of such default is either hand delivered or mailed to the borrower by certified mail, return receipt requested, and the borrower has retired, become disabled, separated from Service, has attained age 59-1/2, or is a beneficiary of a deceased Member with respect to the Account which secures the loan, then the Plan Administrator shall direct the Trustee to reduce the borrower’s Account by the unpaid balance of the loan, including interest, to the extent of the security interest held by the Plan, and to teat the amount of such reduction as a payment on the loan. Such reduction of the borrower’s Account shall be considered a distribution and shall be subject to the consent requirements set forth in section 6.3; provided, however, that pursuant to Regulations under Code sections 401(a)(11) and 411 such consent requirements shall be deemed satisfied as of the time the borrower agreed to use his Account as security for the loan.
     6.8 Financial Hardship. For purposes of sections 6.6(b)(3) and 6.6(b)(4), financial hardship means one of the following situations:
(a)	Financial obligations incurred by a Member because of sickness, accident, death, or disability in his immediate family which he is not able to pay for out of liquid assets or current cash flow.

(b)	Inability to purchase out of liquid assets or current cash flow, or otherwise reasonably finance, the purchase of a primary residence for a Member’s immediate family.

(c)	Inability to pay out of liquid assets or current cash flow, or otherwise reasonably finance, an education for a person in a Member’s immediate family.

(d)	Situations permitted by final Regulations under Code section 401(k).

(e)	Situations permitted by written hardship guidelines approved by the Plan Administrator.
     6.9 Eligible Rollover Distribution.
(a)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution from this Plan paid directly to an eligible retirement plan specified by the distributee in a direct rollover, and to have any portion of the eligible rollover distribution which is not rolled over to an eligible retirement plan distributed directly to the distributee.

In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of section 6.3(a), if the distributee does not elect to have such distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover or to receive the distribution directly in accordance with this section 6.9(a), then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator, and will notify the Distributee in writing, either as part of the notice required under Code Section 402(f) or separately, that the distribution may be transferred to another individual retirement plan. For purposes of this paragraph, a “mandatory distribution is an eligible rollover distribution that is made to a Participant without the Participant’s consent and that is made to the Participant before the Participant attains Age 62.

(b)	Definitions—
(1)	An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:
(A)	Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more;

(B)	Any distribution to the extent such distribution is required under Code section 401(a)(9);

(C)	Any distribution made after December 31, 2001 on account of a Member’s financial hardship; and

(D)	The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Notwithstanding the foregoing, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
(2)	An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan or contract described in Section 403(a) or 403(b) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. “Eligible retirement plan” shall also mean an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. However, in the case of an eligible rollover distribution to the surviving spouse prior to January 1, 2002, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity.

(3)	A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(4)	A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
Article VII. Investment Elections
     7.1 Investment of Accounts. At the times and in the manner provided in section 7.3, each Member may elect to have his Account, other than the portion thereof which is invested in Company stock, be invested in any one or more of the Investment Funds, either by electing one of the model portfolios, if any, offered by the Plan Administrator pursuant to section 7.2, or by self-directing the specific percentages of the Account to be invested in each Investment Fund. Self-directed investment of the Account in one or more Investment Funds and/or model portfolios shall be in such increments as may be permitted by the Plan Administrator on a uniform and nondiscriminatory basis. The Member’s election shall apply to the investment of his Account, if any, existing at the time of such election, other than the portion thereof which is invested in Company stock, and to future After-Tax, Before-Tax, Employer Profit Sharing, Matching and Rollover Contributions made on his behalf, until the Member changes his election as provided in section 7.3. A Member may direct the investment of a portion of his Account in Company stock only through an investment transfer governed by Article VIII.
     7.2 Model Portfolios. The Plan Administrator may from time to time establish one or more model portfolios each of which is offered to Members as a specific investment option. Each model portfolio shall consist of a mix, in specified percentages, of some or all of the Investment Funds, not including the stock fund described in Article VIII. If a Member chooses to invest his Account in a model portfolio, the Member shall be deemed to have instructed the Plan Administrator to direct the investment of his Account, other than any portion thereof invested in Company stock, and any future After-Tax, Before-Tax, Employer Profit Sharing, Matching and Rollover Contributions made on his behalf, in the specific Investment Funds and in the respective percentages designated for that model portfolio, and to rebalance his Account according to the same percentages from time to time under rules established by the Plan Administrator for periodic rebalancing of model portfolio Accounts, until the member changes his election pursuant to section 7.3.
     7.3 Investment Elections. Each Member may make the elections described in section 7.1 and change such elections within a reasonable time after first becoming a Participant, and from time to time in accordance with procedures established by the Plan Administrator. The Plan Administrator may permit the making and changing of such elections through the completion and filing of election forms, or through internet and/or voice response facilities, or any combination of the foregoing, provided that the election procedures shall permit Members and Beneficiaries to give investment instructions no less frequently than once within any three month period. If a Member fails to make an election, that Member shall be deemed to have elected to invest in a default Investment Fund or model portfolio selected by the Plan Administrator.
     7.4 Transfer of Assets. The Plan Administrator shall direct the Trustee to transfer moneys or other property from the appropriate Investment Fund to the other Investment Fund as may be necessary to carry out the aggregate transfer transactions after the Plan Administrator has caused the necessary entries to be made in the Members’ Accounts in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules established by the Plan Administrator.
     7.5 Consequence of Investment Elections. In accordance with section 404(c) of ERISA and regulations thereunder, the provisions of this Article VII are intended to protect the Plan, the Employer, the Plan Administrator and the Trustee from liability for investment results where a Member exercises control over the assets in his Plan Account. In complying with such section of ERISA, the Plan Administrator shall be the fiduciary designated to provide information to Members, receive Member’s investment instructions, and provide written confirmation of investment elections to Members.
     7.6 Distributions and Withdrawals. In the case of any cash distribution or withdrawal under Article VI, to the extent administratively feasible such distribution or withdrawal shall be funded by a pro rata liquidation or partial liquidation of the assets in which the distributee’s Account is invested, including Company stock held for the Account of the distributee pursuant to Article VIII, but not including any outstanding loan which is treated as an investment of the Account under section 6.7.
Article VIII. Company Stock
     8.1 An Investment Fund. Notwithstanding anything to the contrary in this Plan, the Investment Fund consisting of Company stock, established as of January 1, 1995 under section 2.1(cc), shall be governed by the provisions of this Article.
     8.2 Purchase of Shares. The shares of Company stock available for purposes of the Plan shall be purchased by the Trustee from the Company or from such other person or persons and at such time or times as the Trustee may in its sole discretion determine. Company stock may or may not be available for purchase in a given Plan Year.
     If available, full shares of Company stock may be purchased (effective as of such date as designated by the Plan Administrator) by the Member’s election (made during the time period designated by the Plan Administrator) to transfer assets from other Investment Funds into Company stock; provided, however, that—
(a)	Rollover Contributions Account assets shall not be used to purchase stock; and

(b)	the maximum investment in Company stock shall, at the time of the election, in no event exceed 50 percent of the Member’s Account balance less the Rollover Contributions Account.

     The purchase price shall be the price of the Company stock as determined by an independent financial appraisal firm as of the last preceding Valuation Date for which an appraisal has been issued.
     In the event the total request for purchase of Company stock when offered exceeds the amount available at that time, the shares of available Company stock will be allocated on a proportionate basis with each Member receiving a number of shares equal to the number of shares available multiplied by a fraction, the numerator of which is the number of shares such Member requested, and the denominator of which is the total number of shares requested by all Members.
     The Plan Administrator, in its discretion may set a limit for the minimum number of shares that must be purchased to participate in the offering. This amount shall be set by the Plan Administator for administrative purposes.
     The Plan Administrator may limit the class of Members who shall be eligible to request the purchase of Company stock at the time of any offering thereof, to those who are active Participants in the Plan.
     8.3 Valuing Stock. When valuing Company stock for any purpose under this Plan, except as otherwise specifically provided in section 8.2, the price of the Company stock, as determined by an independent financial appraisal firm as of the last preceding Valuation Date for which an appraisal has been issued before the effective date of any transfer, distribution, withdrawal, or loan, shall be used in determining the equivalent cash value (for the purpose of an investment transfer, distribution, withdrawal or loan) of Company stock shares.
     8.4 Crediting of Stock to Account. As of the end of each calendar quarter, the Account (or appropriate subaccount) of each Member shall be credited with the value of shares of Company stock, adjusted for appreciation or depreciation as determined by an independent financial appraisal firm.
     8.5 Dividends. As of the end of each calendar quarter, any cash stock dividend declared during such calendar quarter shall be invested on the Member’s behalf in accordance with the Member’s current investment directive in effect under section 7.3.
     8.6 Transfers From Company Stock Investment Fund. A Member may transfer assets held in the Company stock Investment Fund to one or more other Investment Funds as described in section 7.1, based upon the equivalent cash value of the Company stock described in section 8.3.
     8.7 Distributions and Stock. In the event of a distribution under Article VI, such shares of Company stock used as the source of the distribution shall be converted to cash, based on the value of said stock as described in section 8.3.

     8.8 Withdrawals of Company Stock. In the event of a permissible withdrawal under section 6.6, such shares of Company stock used as the source of the withdrawal shall be converted to cash, based on the value of said stock as described in section 8.3.
     8.9 Loans and Stock. In the event of a loan under section 6.7, such shares of Company stock used as the source of the loan shall be converted to cash, based on the value of said stock as described in section 8.3.
     Repayments of the loan shall not be invested in Company stock, but shall be invested as described in section 6.7(j)—that is, based upon the borrower’s current investment election under section 7.1.
     8.10 Voting of Stock.
(a)	Prior to each meeting of stockholders of the Company, each Member will be furnished any proxy material relating to such meeting, together with a form to be sent to the Trustee on which may be set forth the Member’s instructions as to the manner of voting the shares of Company stock then held by the Trustee under the Plan to the extent of the Member’s proportionate interest therein. Upon receipt of such instructions, the Trustee shall vote such shares in accordance therewith.

(b)	If, within such reasonable period of time prior to such stockholders’ meeting as may be specified by the Trustee, no instructions have been received by the Trustee from a Member, the Trustee shall vote such shares, in person or by proxy, in accordance with the voting instructions received from a majority of the Members for which it holds shares.
     8.11 Tender Offers. As soon as practicable after being informed of the commencement of a tender offer or exchange offer (“Offer”) for shares of Company stock, the Company shall use reasonable best efforts to cause each Member, whose Account has credited to it any shares of Company stock, to be advised in writing of the terms of the Offer, together with forms by which the Member may instruct the Trustee, or revoke such instruction, to tender shares credited to his Account, to the extent permitted under the terms of any such Offer. The Trustee shall follow the directions of each Member but the Trustee shall not tender such shares for which no instructions are received. The number of shares of Company stock with respect to which a Member may provide instructions shall be the total number of shares of Company stock credited to the Member’s Account, whether or not the shares are vested, as of the last Valuation Date for which an appraisal has been issued before the month during which the Offer commenced or such other date which may be designated by the Company, in its sole discretion, as it deems appropriate for reasons of administrative convenience. The giving of the instructions to the Trustee to tender shares and the tender thereof shall not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Member’s interest in the Plan. Any securities received by the Trustee as a result of a tender of shares of Company stock hereunder shall be held, and any cash so received shall be invested in short-term investments, for the account of each Member with respect to whom shares of Company stock were tendered pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan, or in any investment option of the Plan as the Member may direct under the terms of the Plan.
Article IX. Accounts and Records of the Plan
     9.1 Accounts and Records. The Accounts and records of the Plan shall be maintained by the Plan Administrator and shall accurately disclose the status of the Accounts of each Member or his Beneficiary in the Plan.
     Each Member shall be advised from time to time, at least once during each Plan Year, as to the status of his Account.
     9.2 Trust Fund. Each Member shall have an undivided proportionate interest in the Trust Fund which shall be measured by the proportion that the value of his Account bears to the total value of all Accounts as of the date that such interest is being determined.
     9.3 Valuation and Allocation of Expenses. As of each Valuation Date, the Plan Administrator, with the assistance of the Trustee, shall determine the fair market value of the Trust Fund after first deducting any expenses which have not been paid by the Employers and the Members. Unless paid by the Employers, all reasonable costs and expenses incurred in connection with the general administration of the Plan and Trust shall be chargeable to the Trust Fund. Administrative expenses incurred in connection with the processing of any loan, distribution or withdrawal, other than a distribution pursuant to a qualified domestic relations order, shall be charged to the Member’s or Beneficiary’s Account from which the loan or distribution is made.
     9.4 Allocation of Earnings and Losses. As of each Valuation Date, the Plan Administrator, with the assistance of the Trustee, shall allocate the net earnings and gains or losses of each Investment Fund of the Trust Fund since the preceding Valuation Date to each Member’s Account in the same proportion that the value of his Account invested in such Investment Fund bears to the total value of all Accounts invested in such Investment Fund; and, for this purpose, the Plan Administrator shall adopt uniform rules which conform to generally accepted accounting practices. The foregoing shall not apply to the loan fund which shall be accounted for separately such that interest on a Member’s loan is credited solely to such Member’s Account.
Article X. Financing
     10.1 Financing. The Company shall enter into a Trust Agreement in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan. All rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement, except to the extent any term or provision of such Trust Agreement may conflict with the terms of the Plan. The Company may modify the Trust Agreement from time to time to accomplish the purposes of the Plan.
     10.2 Contributions. The Employers shall make such contributions to the Trust Fund as are required by the provisions of the Plan, subject to the right of the Company to discontinue the Plan at any time and for any reason.
     10.3 Nonreversion. No Employer shall have any right, title, or interest in the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to any Employer, except that if a contribution is made to the Trust Fund by an Employer by a mistake of fact, then such contribution may be returned to such Employer within one year after the payment of the contribution; and if any part or all of a contribution is disallowed as a deduction under Code section 404 (and the Employer hereby conditions all contributions upon deductibility under the Code), then to the extent such contribution is disallowed as a deduction it will be returned to such Employer within one year after the disallowance.
     10.4 Rights in the Trust Fund. Persons eligible for benefits under the Plan are entitled to look only to the Trust Fund for the payment of such benefits and have no claim against any Employer, the Plan Administrator, or any other person. No person has any right or interest in the Trust Fund except as expressly provided in the Plan.
Article XI. Committee and Administration
     11.1 Committee. The Board may appoint a Committee of three or more members, to hold office at the pleasure of the Board, for the purpose of administering the Plan. If so appointed, the Committee shall be the “plan administrator” of the Plan in accordance with ERISA (the “Plan Administrator”), and shall be a fiduciary under the Plan and Trust Agreement and a named fiduciary in accordance with ERISA. Provided, however, that should the Board not appoint a Committee as provided herein, or if at any time all the Committee seats are vacant due to resignation, death or removal of all Committee members, the Company shall constitute the Plan Administrator and named fiduciary and shall have all of the powers and duties herein otherwise conferred upon the Committee.
     11.2 Organization. The Committee shall choose from its members a chairman and a secretary. The secretary shall keep minutes of the Committee’s proceedings and shall keep all dates, records, and documents pertaining to the Committee’s administration of the Plan. The Committee may employ and suitably compensate such attorneys and advisors and such clerical and other services as it may deem necessary in the performance of its duties.
     11.3 Manner of Action. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. Action of the Committee at any meeting shall be determined by the vote of a majority of those members present at such meeting. Upon the written concurrence of a majority of the members at the time in office, action of the Committee may be taken without a meeting.

Either the chairman or the secretary may execute any certificate or other written direction on behalf of the Committee.
     11.4 Self-Interest. A member of the Committee who is also a Member shall not vote on any question relating specifically to himself.
     11.5 Compensation and Expenses.
(a)	A member of the Committee shall serve without compensation for his services as such if he is an Employee; however, he may receive reimbursement of expenses properly and actually incurred.

(b)	All reasonable expenses of the Plan Administrator, the Committee or a member of the Committee which are properly and actually incurred shall be chargeable to the Trust Fund as administrative expenses unless paid by the Employers.
     11.6 Powers. The Plan Administrator, on behalf of the Members, shall enforce the Plan in accordance with the terms of the Plan and Trust Agreement and shall have all powers necessary and the sole and absolute discretion to accomplish that purpose including, but not by way of limitation, the following:
(a)	to determine conclusively all questions of fact, including those relating to the eligibility of Employees to become Participants;

(b)	to compute and certify to the Trustee the amount and kind of benefits payable to Members;

(c)	to authorize all disbursements by the Trustee from the Trust Fund;

(d)	to discuss the investment of the Trust Fund with the Trustee;

(e)	to interpret conclusively the terms and provisions of the Plan;

(f)	to make and publish such uniform and nondiscriminatory rules for the Plan as are not inconsistent with the provisions hereof; and

(g)	to make or cause to be made all reports and filings necessary to meet its responsibilities under ERISA concerning reporting and disclosure requirements.
     11.7 Information. To enable the Plan Administrator to perform its functions, the Employers shall supply full and timely information to the Plan Administrator of all matters relating to the compensation of all Members, their retirement, death, or other cause for termination of employment, and such other pertinent facts as the Plan Administrator may require. The Plan Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties.

     11.8 Claim Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person (the “Claimant”) may file a claim in writing ( a “Claim”) with the Committee, and the Committee will review and make a determination with respect to such Claim in accordance with the following procedures:
(a)	Claim not Involving Determination of Disability. If the Claim does not require the Committee to make a determination regarding the existence of a condition of disability (i.e., is not a “Disability Claim as hereinbelow defined), the Committee will notify the Claimant of its determination within 90 days after the Claim was filed. If special circumstances require an extension of time for processing the Claim, the 90-day period may be extended to 180 days, in which case the Committee shall notify the Claimant within the first 90 days, and the notice of extension shall state the circumstances which require the extension and the date by which the Committee expects to make a decision.

(b)	Claim Involving Determination of Disability. If the Claim requires the Committee to make a determination regarding the existence of a condition of disability (a “Disability Claim”), the Committee will notify the Claimant of its determination within 45 days after the Claim was filed. If special circumstances outside the control of the Committee require an extension of time for processing the Claim, the 45-day period may be extended to 75 days, in which case the Committee shall notify the Claimant within the first 45 days, and the notice of extension shall state the following:
(1)	The circumstances which require the extension;

(2)	The date by which the Committee expects to make a decision;

(3)	The standards on which the Claimant’s entitlement to a benefit is based; and

(4)	The additional information needed to resolve those issues.
The Claimant will be given at least 45 days to provide any additional information requested in the notice of extension. If necessary due to circumstances outside the control of the Committee, the Committee may extend the period for making the decision for an additional 30 days, by notifying the Claimant in the same manner before the end of the initital 30-day period.

(c)	Notice of Denial of Claim. If any Claim is wholly or partially denied, the Committee will notify the Claimant of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain:
(1)	The specific reason or reasons for the denial;

(2)	Specific reference to the pertinent plan provisions on which the denial is based;

(3)	A description of any additional material or information, if any, the Claimant must provide in order to have a valid Claim and an explanation of why such material or information is necessary;

(4)	A description of the Plan’s review procedures and the time limits that apply to those procedures, including a statement of the Claimant’s right to file a lawsuit if the Claim is denied on review; and

(5)	In the case of a denied Disability Claim, a copy of any internal rule, guideline, protocol or similar guideline which the Committee relied upon to reach its decision, or a statement that upon request the Claimant will be provided such copy free of charge.
(d)	Request for Review of Denied Claim. Within 60 days after the Claimant receives notice of the Committee’s denial of a Claim, (180 days in the case of a denied Disability Claim) the Claimant may appeal the decision of the Committee by giving the Committee written notice requesting a review of the Claim. The Committee will then review the Claim and make a decision on it.

(e)	Access to Documents and Submission of Comments. A Claimant who requests review of a denied Claim must be provided, free of charge, access to, and copies of, all documents, records, and other information relevant to the Claim (“Information”). Information is considered “relevant” to the claim if it meets any of the following requirements:
(1)	The Information was relied upon by the Committee in reaching its decision; or

(2)	The Information was submitted to the Committee, or considered by the Committee, or generated in the process of the Committee reaching its decision; or

(3)	The Information demonstrates that the Committee complied with administrative processes and safeguards that ensure that its decision was made in accordance with the Plan and that, where appropriate, the Plan provisions have been applied consistently to other individuals in similar circumstances; or
(4)	The Information is a statement of policy or guidance concerning the denial of Plan benefits for Disability with respect to the Claimant’s medical diagnosis, whether or not the Committee relied on this information in deciding the Claim.
Prior to the review by the Committee, the Claimant and any representative selected by the Claimant shall be given an opportunity to submit written comments, documents, records and other information relating to the Claim.

(f)	Review of Claim. The Committee’s review of a denied Claim will take into account all comments, documents, records and other information submitted by or on behalf of the Claimant and relating to the Claim, whether or not the information was submitted to the Committee or considered by it when the Claim was initially denied.

(g)	Review of Denied Disability Claim. In reviewing a denied Disability Claim, the Committee will consult with a health care professional who has appropriate medical training and experience for purposes of making any determination that is based in whole or in part on medical judgment. The health care professional must not be an individual who was consulted by the Committee in connection with the original denial of the Claim, or a subordinate of such a person. The Committee will identify any medical or vocational experts whose advice was obtained in connection with the denial of the Claim, whether or not their advice was relied upon by the Committee.

(h)	Final Decision on Reviewed Claim. The Committee’s final decision on review of a denied Claim shall be in writing. If the Claim is denied on review, the written decision will provide the Claimant with the following information:
(1)	The specific reasons for the decision;

(2)	Reference to the specific Pan provisions on which the decision is based;

(3)	A statement that the Claimant is entitled to receive, on request, all Information relevant to the Claim (determined in accordance with subsection (e));

(4)	A statement of the Claimant’s right to file a lawsuit under ERISA; and

(5)	In the case of a denied Disability Claim, a copy of any internal rule, guideline, protocol or similar guideline which the Committee relied upon to reach its decision, or a statement that upon request the Claimant will be provided such copy free of charge.
(i)	Time Period for Review of Denied Claim. The decision of the Committee shall be made within 60 days after the date the Committee receives the initial request for review, or 45 days in the case of a Disability Claim. If special circumstances require an extension of the time for processing the request for review, the 60-day period may be extended to 120 days (90 days in the case of a Disability Claim). If the Committee decides an extension is required, it shall notify the Claimant before the initial period for review has expired, and the notification shall inform the Claimant of the circumstances which require the extension, and the date by which the Committee expects to reach a decision.

(j)	Request for Further Information. If the Committee extends the time period for deciding a Claim or reviewing a denied claim due to the Claimant’s failure to submit information needed for the decision, the notice of extension will specify the information needed. The time period for the Committee’s initial decision or decision on review (including the extension) will be increased by the period from the date the notice of extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.
     11.9 Notice of Address. Each person entitled to benefits from the Trust Fund must file with his Employer or the Plan Administrator, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan, and neither the Plan Administrator nor any Employer or Trustee shall be obliged to search for or ascertain his whereabouts.
     11.10 Application for Benefits and Data. All persons claiming benefits from the Trust Fund must make application and furnish to the Plan Administrator or its designated agent such documents, evidence, or information as the Plan Administrator or its designated agent considers necessary or desirable for the purpose of administering the Plan. Each such person must furnish such information promptly and sign such documents as the Plan Administrator or its designated agent may require before any benefits become payable from the Trust Fund.

     11.11 Indemnity for Liability. The Company shall indemnify each member of the Committee against any and all claims, losses, damages, and expenses, including counsel fees, incurred by the Committee and against any liability, including any amounts paid in settlement with the Committee’s approval, arising from the member’s or Committee’s action or failure to act in connection with the member’s or Committee’s duties and responsibilities under the Plan, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The Company shall also indemnify each of its officers, directors and employees in the same manner as provided for members of the Committee, or of the Company if acting as Plan Administrator under section 11.1, which have been delegated to or assumed by such individual.
     11.12 Effect of a Mistake. In the event of a mistake or misstatement as to the eligibility or participation or Compensation of any Member, or the amount of payments made or to be made to a Member or Beneficiary, the Plan Administrator shall, if possible, cause to be withheld or accelerated or otherwise make adjustment of such amounts of payments as will in its sole judgment entitle the Member or Beneficiary to the proper amount of payments under the Plan.
     11.13 Missing Persons. If the Plan Administrator shall be unable to locate a Member or Beneficiary within two years after an Account becomes payable, the Plan Administrator may mail a notice by registered mail to the last known address of such person outlining the following action to be taken unless such person makes written reply to the Plan Administrator within 60 days from the mailing of such notice: The Plan Administrator may direct that the amount of such Account shall be treated as a Forfeiture for the current Plan Year; provided, however, that in the event of the subsequent reappearance of such Member or Beneficiary prior to termination of the Plan, such Forfeiture shall be restored to such Account. (Such restored Forfeiture shall be paid from current Forfeitures to the extent they are sufficient, and thereafter from an additional Employer contribution.)
     11.14 Appointment of Investment Manager. The Plan Administrator may appoint any individual or entity which qualifies as an “investment manager” within the meaning of section 3(38) of ERISA to serve as the investment manager of the Trust Fund. The investment manager, prior to exercising its functions as such, shall acknowledge its fiduciary status with respect to the Plan in writing.
     11.15 Allocation of Fiduciary Responsibility. The Plan Administrator shall be responsible for the duties and obligations imposed upon it pursuant to the Plan and the Trust Agreement, including, but not limited to, the administration of the Plan, the appointment of an investment manager, and consultation with the Trustee as to the investment of the Trust Fund. The Trustee shall be responsible for the duties and responsibilities assigned to it pursuant to the Plan and the Trust Agreement; provided, however, that if an investment manager is appointed, the Trustee shall be relieved of any and all liability for the acts or omissions of the investment manager and shall not be under any obligation to invest or otherwise manage any asset of the Trust Fund which is subject to the management of the investment manager. The investment manager shall be responsible for the investment of the portion of the Trust Fund subject to its management, in accordance with the Trust Agreement. This section is intended to allocate to each fiduciary the individual responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibilities shall be shared by two or more of the fiduciaries unless such sharing is specifically called for by a provision of the Plan or the Trust Agreement. Whenever one fiduciary is required by the Plan or the Trust Agreement to follow the directions of another fiduciary, the two fiduciaries shall not be deemed to have been assigned a shared responsibility. Rather, the giving of the directions shall be deemed to be the sole responsibility of the fiduciary so charged, and the responsibility of the fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.
     11.16 Agency. The Company and the Plan Administrator shall act as agent for each Employer in the administration of the Plan.
Article XII. Amendment and Termination
     12.1 Amendment and Termination.
(a)	The Company does hereby expressly and specifically reserve the sole and exclusive right at any time and for any reason, and from time to time, by action of its Board by resolution at a corporate meeting or by corporate consent, to amend, modify, or terminate the Plan. The Company’s right of amendment, modification, or termination as aforesaid shall not require the assent, concurrence, or any other action by any other Employer, notwithstanding that such action by the Company may relate in whole or in part to persons in the employ of any Employer (including the Company).

(b)	While each Employer contemplates carrying out the provisions of the Plan indefinitely with respect to its Employees, no Employer shall be under any obligation or liability whatsoever to maintain the Plan for any minimum or other period of time.

(c)	Upon any termination of the Plan in its entirety, or with respect to any Employer, the Company shall give written notice thereof to the Trustee and any Employer involved, and such termination shall be effective as of the later to occur of the date specified in such notice or the date such notice is delivered to the Trustee, subject to the provisions of the law.

(d)	Except as provided by law, upon any termination of the Plan, no Employer with respect to whom the Plan is terminated (including the Company) shall thereafter be under any obligation, liability, or responsibility whatsoever to make any contribution or payment to the Trust Fund, the Plan, any Member, any Beneficiary, or any

other person, trust or fund whatsoever, for any purpose whatsoever under or in connection with the Plan, regardless of whether or not such Employer has theretofore made the payments provided for under section 10.2 or under any other provision of the Plan.
     12.2 Limitations on Amendments. The provisions of this section are subject to and limited by the following restrictions:
(a)	No amendment shall operate either directly or indirectly to give any Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of Members or their Beneficiaries.

(b)	Except as otherwise permitted by law or regulations, no such amendment shall have the effect of eliminating or reducing an early retirement benefit or a retirement type subsidy or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment.
     12.3 Effect of Bankruptcy and Other Contingencies Affecting the Employer. In the event an Employer terminates its connection with the Plan, or in the event an Employer is dissolved, liquidated, or shall by appropriate legal proceedings be adjudged a bankrupt, or in the event judicial proceedings of any kind result in the involuntary dissolution of an Employer, the Plan shall be terminated with respect to such Employer. The merger, consolidation, or reorganization of an Employer, or the sale by it of all or substantially all of its assets, shall not terminate the Plan if there is delivery to such Employer by the successor to such Employer or by the purchaser of all or substantially all of its assets, a written instrument requesting that it be substituted for the Employer and agreeing to perform all the provisions hereof which such Employer is required to perform. Upon the receipt of said instrument, with the approval of the Company, the successor or the purchaser shall be substituted for such Employer herein, and such Employer shall be relieved and released from any obligations of any kind, character, or description herein or in any trust agreement imposed upon it.
     12.4 Limitation on Employer Liability. The adoption of the Plan is strictly a voluntary undertaking on the part of the Employers and shall not be deemed to constitute a contract between the Employers and any Employee or Member, or to be consideration for, an inducement to or a condition of the employment of any Employee. A Member, Employee, or Beneficiary shall not have any right to retirement or other benefits except to the extent provided herein.
     12.5 Amendment of Vesting Schedule. If the Plan is amended to provide a different vesting schedule, each person adversely affected—
(a)	who is a Participant during the election period below; and

(b)	who has completed at least three years of Service may elect to have such amendment disregarded in determining the vested percentage of his Employer Profit Sharing and Matching Contributions Accounts. That election must be in writing and delivered to the Plan Administrator within the election period. Upon delivery, his election will be irrevocable. The election period begins on the date such amendment is adopted and ends 60 days after the latest of the date—
(1)	the amendment is adopted;

(2)	the amendment becomes effective; or

(3)	the Plan Administrator delivers a written notice of the amendment to the Participant.
No amendment to the Plan’s vesting schedule may decrease the vesting which any Member has earned as of the date of the amendment.
Article XIII. Miscellaneous
     13.1 Beneficiary Designation
(a)	Each unmarried Member may designate, on a form provided for that purpose by the Plan Administrator, a Beneficiary or Beneficiaries to receive his interest in the Plan in the event of his death, but such designation shall not be effective for any purpose until it has been filed by him during his lifetime with the Plan Administrator. He may, from time to time during his lifetime, on a form approved by and filed with the Plan Administrator, change his Beneficiary or Beneficiaries. In the event that he fails to designate a Beneficiary, or if for any reason such designation shall be legally ineffective, or if all designated Beneficiaries predecease him or die simultaneously with him, distribution shall be made to his spouse; or if none, to his children; or if none, to his parents; or if none, to his estate. If any such Beneficiary shall die prior to receiving the distribution that would have been made to such Beneficiary had such Beneficiary’s death not occurred, then, for the purposes of the Plan, the distribution that would have been received by such Beneficiary shall be made to such Beneficiary’s estate.

(b)	The Beneficiary of each Member who is married shall be the surviving spouse of such Member, unless such spouse consents in writing to the designation of another Beneficiary or Beneficiaries. Each married Member may, from time to time, change his designation of Beneficiary; provided, however, that the Member may not change his Beneficiary without the written consent of his spouse, unless such spouse’s prior consent expressly permits designations by the Member without any requirement of further consent by the spouse.

(c)	The written consent described in subsection (b) of this section shall acknowledge the effect of such election and shall be witnessed by a Plan representative designated by the Plan Administrator or a notary public.

(d)	Notwithstanding the foregoing, the spouse’s consent to the designation or change of designation of a Beneficiary by a Member shall not be required if it is established to the satisfaction of the Plan Administrator that the consent may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by Regulations prescribe.

(e)	If a Member’s interest is required to be distributed to more than one Beneficiary, then unless otherwise provided in the Member’s designation of Beneficiaries, the Member’s interest shall be divided among the Beneficiaries in equal shares (or such other proportionate shares as may be specified in the designation of Beneficiaries) and a separate Account shall be established for each such Beneficiary with respect to the Beneficiary’s share until such share has been entirely distributed to the Beneficiary. To the extent permitted under applicable Regulations and the Plan, each Beneficiary shall be entitled to elect any form of distribution or other option provided by the Plan with respect to the Beneficiary’s separate Account, without the consent of any other Beneficiary.
     13.2 Incompetency. Whenever and as often as any person entitled to receive a distribution under the Plan shall be under a legal disability or, in the sole judgment of the Plan Administrator, shall otherwise be unable to care for such distributions to his own best interest and advantage, the Plan Administrator, in the exercise of its discretion, may direct such distributions to be made in any one or more of the following ways:
(a)	directly to such person;

(b)	to his spouse;

(c)	to his legal guardian or conservator; or

(d)	any other person to be held and used for his benefit.

The decision of the Plan Administrator shall, in each case, be final and binding upon all parties, and any distribution made pursuant to the power herein conferred on the Plan Administrator shall, to the extent so made, be a complete discharge of the obligations under the Plan of the Employers, the Trustee, and the Plan Administrator in respect of such person.
     13.3 Nonalienation. Except as provided in Code section 401(a)(13), no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. No benefit nor the Trust Fund shall in any manner be liable for or subject to the debts or liabilities of any Member or of any other person entitled to any benefit. The Plan Administrator shall establish procedures to determine whether domestic relations orders are “qualified domestic relations orders” and to administer distributions under such qualified domestic relations orders.
     After September 22, 1993, if a Domestic Relations Order is presented to the Plan and is determined to be a “Qualified Domestic Relations Order,” and if such Order provides for distribution to an Alternate Payee of such Alternate Payee’s entire interest under the Order in a single lump sum as of any Valuation Date, the Plan shall make such distribution on or as soon as administratively feasible after such specified Valuation Date. Except as otherwise provided in the preceding sentence, distribution of benefits to an Alternate Payee pursuant to a Qualified Domestic Relations Order shall be made only at such time and in such manner as may be permitted by the Plan and by applicable provisions of ERISA and the Code. For purposes of this section, the terms “Domestic Relations Order,” “Qualified Domestic Relations Order,” and “Alternate Payee” shall have the meanings given to such terms by Code section 414(p).
     13.4 Employment Rights. An Employer’s right to discipline or discharge its Employees shall not be affected by reason of any of the provisions of the Plan.
     13.5 Applicable Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of Montana and of the United States of America.
     13.6 Participation in the Plan by an Affiliate. Any Affiliate which desires to become an Employer may, with the approval of the Board and subject to such terms and conditions as the Board may prescribe, adopt the Plan and Trust Agreement. In addition, any company which is not an Affiliate may become an adopting employer with respect to its own employees, with the approval of the Board and subject to such terms and conditions as the Board may prescribe.
     13.7 Merger, Consolidation, or Transfer. In the case of any merger or consolidation of the Plan with, or in the case of any transfer of assets or liabilities of the Plan to or from, any other plan, each Member shall receive a benefit immediately after the merger, consolidation, or transfer (if the Plan had then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated), and any protected benefit under Code section 411(d)(6) shall be preserved.

     13.8 Veterans’ Reemployment Rights. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).
Article XIV. Top-Heavy Provisions
     14.1 Application of Top-Heavy Provisions
(a)	Single Plan Determination. Except as provided in subsection (b)(2) below, for Plan Years beginning January 1, 1984, if as of a Determination Date, the sum of the amount of the section 416 Accounts of Key Employees and the Beneficiaries of deceased Key Employees exceeds 60 percent of the amount of the section 416 Accounts of all Members and Beneficiaries other than former Key Employees, the Plan is top-heavy and the provisions of this Article will become applicable.

(b)	Aggregation Group Determination.
(1)	If as of a Determination Date this Plan is part of an Aggregation Group which is top-heavy, the provisions of this Article will become applicable. Top-heaviness for the purpose of this subsection will be determined with respect to the Aggregation Group in the same manner as described in subsection (a) above except that if the Aggregation Group includes a defined benefit plan, the section 416 Account will include the present value of the accrued benefit of a participant or a beneficiary under that plan.

(2)	If this Plan is top-heavy under subsection (a) above, but the Aggregation Group is not top-heavy, this Article will not be applicable.
(c)	Responsibility. The Plan Administrator shall have responsibility to make all calculations to determine whether this Plan is top-heavy.
     14.2 Definitions.
(a)	“Aggregation Group” means this Plan and all other plans maintained by the Company and Affiliates which cover a Key Employee and any other plan that enables a plan covering a Key Employee to meet the requirements of Code sections 401(a)(4) or 410. In addition, at the election of the Plan Administrator, the Aggregation Group may be expanded to include any other qualified plan maintained by the Company or an Affiliate if the expanded Aggregation Group meets the requirements of Code sections 401(a)(4) and 410.

(b)	“Determination Date” means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined, or in the case of the first Plan Year of a new plan, the last day of such Plan Year.

(c)	“Key Employee” means an Employee or former Employee (including any deceased Employee) who at any time during the plan year that includes the Determination Date was an officer of the Employer having annual Section 415 Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Section 415 Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable Regulations and other guidance of general applicability issued thereunder. Any Member who is not a Key Employee shall be a “non-Key Employee” for purposes of this Article XIV.

(d)	“Section 416 Account” means—
(1)	the amount credited to a Member’s or Beneficiary’s Account under the Plan or to an account under any other qualified defined contribution plan which is part of an Aggregation Group as of a Determination Date; plus

(2)	the present value of the accrued benefit credited to a Member or Beneficiary under a qualified defined benefit plan which is part of the Aggregation Group; and

(3)	the amount of distributions to the Member or Beneficiary during the one-year period ending on a Determination Date other than a distribution which is a tax-free rollover contribution (or similar transfer) that is not initiated by the Member or that is contributed to a plan which is maintained by the Company or an Affiliate (except that in the case of a distribution made for a reason other than separation from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period); reduced by

(4)	the amount of rollover contributions (or similar transfer) and earnings thereon credited as of a Determination Date under the Plan or a plan forming part of an Aggregation Group which is attributable to rollover contributions (or similar transfer) initiated by the Member and derived from plans not maintained by the Company or an Affiliate.

The Account of a Member who was a Key Employee and who subsequently meets none of the conditions of section 14.2(c) for the Plan Year containing the Determination Date and the preceding four Plan Years is not a Section 416 Account and will be excluded from all computations under this Article. Furthermore, if a Member has not performed any services for the Company or an Affiliate during the one-year period ending on the Determination Date, any account of such Member (and any accrued benefit of such Member) shall not be taken into account in computing top-heaviness under this Article.
     14.3 Minimum Contribution.
(a)	General. If this Plan is determined to be top-heavy under the provisions of section 14.1 with respect to a Plan Year, the sum of Employer Profit Sharing and Matching Contributions and Forfeitures allocated under the Plan to the account of each Active Participant (as defined in section 14.5) who is not a Key Employee and who is otherwise eligible for such an allocation under the provisions of sections 4.2 and 4.3(b) of the Plan, together with employer contributions (other than pay reduction contributions) and forfeitures allocated to the accounts of the Participant under all other qualified defined contribution plans in the Aggregation Group, will not be less than 3 percent of the Active Participant’s compensation (as defined in Regulation section 1.415-2(d)). This section will not apply to a Participant who is also covered under a top-heavy defined benefit plan maintained by the Company or an Affiliate which provides the benefit specified by Code section 416(c)(1).

(b)	Exception. The contribution rate specified in subsection (a) above will not exceed the percentage at which employer contributions (including pay reduction contributions) and forfeitures are allocated under the defined contribution plans of the Aggregation Group to the account of the Key Employee for whom such percentage is the highest for the Plan Year. For the purpose of this subsection, the percentage for each Key Employee will be determined by dividing the employer contributions and forfeitures for the Key Employee by the amount of his compensation (as defined in Treasury Regulation section 1.415-2(d)) for the year.

     14.4 Active Participant. For the purpose of this Article XIV, an “Active Participant” shall mean any Participant regardless of whether such Active Participant is employed on the last day of the top-heavy Plan Year, and regardless of whether such Active Participant made Before-Tax contributions during the top-heavy Plan Year.
* * * * * * * * * *
     In Witness Whereof, the authorized officers of the Company have signed this document on December ___, 2005, effective as of January 1, 2006, or such other dates as set forth herein or required by law.

First Interstate BancSystem, Inc.

By

ROBERT A. JONES
Executive Vice President
Chief Administrative Officer